                                                                     Exhibit 2.1


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                            ASSET PURCHASE AGREEMENT

                                 by and between

                              WLR ACQUISITION CORP.

                                       and

                             LTV STEEL COMPANY, INC.

                       THE RIVER TERMINAL RAILWAY COMPANY

                     THE CHICAGO SHORT LINE RAILWAY COMPANY

                             CUYAHOGA VALLEY RAILWAY

                          Dated as of February 26, 2002

--------------------------------------------------------------------------------

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                                TABLE OF CONTENTS


ARTICLE 1.          PURCHASE AND SALE OF THE ACQUIRED ASSETS. .................................2

        SECTION 1.1.        Transfer of Acquired Assets .......................................2
        SECTION 1.2.        Excluded Assets ...................................................4
        SECTION 1.3.        Assumption of Liabilities .........................................7
        SECTION 1.4.        Retention of Liabilities ..........................................7
        SECTION 1.5.        Non-Assignment of Contracts .......................................8
        SECTION 1.6.        Limited Right to Sell Inventory and Motor Vehicles. ...............9

ARTICLE 2.          CONSIDERATION ............................................................10

        SECTION 2.1.        Consideration ....................................................10
        SECTION 2.2.        Performance Deposit ..............................................10

ARTICLE 3.          CLOSING AND DELIVERIES ...................................................10

        SECTION 3.1.        Closing ..........................................................10
        SECTION 3.2.        Seller's Deliveries. .............................................10
        SECTION 3.3.        Buyer's Deliveries ...............................................11

ARTICLE 4.          REPRESENTATIONS AND WARRANTIES ...........................................11

        SECTION 4.1.        Representations and Warranties of Sellers ........................11
        SECTION 4.2.        Representations and Warranties of Buyer ..........................17
        SECTION 4.3.        Warranties Exclusive .............................................18

ARTICLE 5.          COVENANTS AND OTHER AGREEMENTS. ..........................................19

        SECTION 5.1.        Covenants of Sellers .............................................19
        SECTION 5.2.        Covenants of Buyer ...............................................22
        SECTION 5.3.        HSR Act. .........................................................24
        SECTION 5.4.        Filings and Approvals Regarding the Railway Subsidiaries..........25
        SECTION 5.5.        Consents Regarding LSE Holding ...................................26
        SECTION 5.6.        Hot Idle Deposit .................................................26
        SECTION 5.7.        Office Space .....................................................26

ARTICLE 6.          TAXES. ...................................................................27

        SECTION 6.1.        Taxes Related to Purchase of Assets ..............................27
        SECTION 6.2.        Proration of Real and Personal Property Taxes ....................27
        SECTION 6.3.        Cooperation on Tax Matters .......................................27
        SECTION 6.4.        Allocation of Purchase Price and Purchase Price Allocation
                            Forms ............................................................28


                                        i


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

ARTICLE 7.          CONDITIONS PRECEDENT TO PERFORMANCE BY PARTIES ...........................28

        SECTION 7.1.        Conditions Precedent to Performance by Sellers ...................28
        SECTION 7.2.        Conditions Precedent to the Performance by Buyer .................29

ARTICLE 8.          TERMINATION ..............................................................31

        SECTION 8.1.        Conditions of Termination ........................................31
        SECTION 8.2.        Effect of Termination; Remedies ..................................32

ARTICLE 9.          SURVIVAL AND INDEMNIFICATION .............................................34

        SECTION 9.1.        Survival; Representations and Warranties .........................34
        SECTION 9.2.        Indemnification of Buyer by Sellers ..............................34
        SECTION 9.3.        Indemnification of Sellers by Buyer ..............................34
        SECTION 9.4.        Notice of Claim or Action ........................................34
        SECTION 9.5.        Exclusive Remedy .................................................34

ARTICLE 10.         MISCELLANEOUS ............................................................35

        SECTION 10.1.       Successors and Assigns ...........................................35
        SECTION 10.2.       Governing Law; Jurisdiction ......................................35
        SECTION 10.3.       Expenses .........................................................35
        SECTION 10.4.       Broker's and Finder's Fees .......................................35
        SECTION 10.5.       Severability .....................................................35
        SECTION 10.6.       Notices ..........................................................36
        SECTION 10.7.       Amendments; Waivers ..............................................37
        SECTION 10.8.       Public Announcements .............................................37
        SECTION 10.9.       Entire Agreement .................................................37
        SECTION 10.10.      Parties in Interest ..............................................37
        SECTION 10.11.      Headings .........................................................38
        SECTION 10.12.      Counterparts .....................................................38
        SECTION 10.13.      Joint and Several Obligations ....................................38

ARTICLE 11.         DEFINITIONS ..............................................................38

        SECTION 11.1.       Certain Terms Defined.............................................38
        SECTION 11.2.       All Terms Cross-Referenced .......................................41


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


                                 E X H I B I T S
                                 ---------------


Exhibit A ......................................................Monthly Reports



                                S C H E D U L E S
                                -----------------

Schedule 1.1(a)         -  Real Properties
Schedule 1.1(b)         -  Machinery and Equipment
Schedule 1.1(d)         -  Executory Contracts
Schedule 1.1(g)         -  Intellectual Property
Schedule 1.1(i)         -  Computer Software
Schedule 1.1(j)         -  Permits
Schedule 1.1(p)         -  Deposits
Schedule 1.2(q)         -  Excluded Trade Names
Schedule 1.6(a)         -  Inventory Previously Sold
Schedule 1.6(b)         -  Price for Selected Inventory
Schedule 4.1(d)         -  Consents, Waivers and Approvals
Schedule 4.1(e)         -  Compliance with Law
Schedule 4.1(f)         -  Litigation
Schedule 4.1(h)         -  Executory Contract Exceptions
Schedule 4.1(i)         -  Permit Exceptions
Schedule 4.1(j)         -  LSE Partnership Interest
Schedule 4.1(k)         -  Liabilities and Borrowings of LSE
Schedule 4.1(l)         -  Environmental Matters
Schedule 4.1(1)(iv)     -  Missing Investigations and Reports.
Schedule 4.1(m)         -  Cure Payment Amounts
Schedule 4.1(n)         -  Real Property
Schedule 4.1(o)         -  Certain Adverse Changes
Schedule 4.1(p)         -  Employees
Schedule 4.1(q)         -  Intellectual Property Rights
Schedule 4.1(s)         -  Hot Idle Procedures
Schedule 5.1(h)         -  Form of Sale Order
Schedule 5.1(j)         -  Non-Terminable Employees
Schedule 5.2(e)         -  Cliffs Pellets
Schedule 6.2            -  Proration of Real and Personal Property Taxes
Schedule 11.1           -  Permitted Liens

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of February 26, 2002 (the "Execution Date"), is made by and among LTV STEEL COMPANY, INC., a New Jersey corporation ("LTV"), RIVER TERMINAL RAILWAY COMPANY, an Ohio corporation ("RTR"), CHICAGO SHORT LINE RAILWAY COMPANY, an Illinois corporation ("CHICAGO SHORT LINE"), THE CUYAHOGA VALLEY RAILWAY COMPANY, an Ohio corporation ("CUYAHOGA", together with RTR and Chicago Short Line, the "RAILROAD SUBSIDIARIES" and collectively with LTV, the "SELLERS" and each a "SELLER"), THE LTV Corporation, a Delaware corporation ("LTV Corp."), LTV Electro-Galvanizing, Inc., a Delaware corporation ("LTVEG" and collectively with LTV Corp., the "LSE Sellers") (the "LSE Sellers" collectively with the Sellers, the "LTV Companies") and WLR ACQUISITION CORP., a Delaware corporation ("BUYER"). Capitalized terms used in this Agreement are defined or cross-referenced in ARTICLE 11.

                             BACKGROUND INFORMATION

         A. On December 29, 2000 (the "PETITION DATE"), LTV and 48 of its Affiliates (collectively, the "LTV PARTIES") (excluding the Railroad Subsidiaries) commenced voluntary cases for reorganization (the "BANKRUPTCY CASES") under Chapter 11 of the Bankruptcy Code, 11 U.S.C. Section 101-1330 (the "BANKRUPTCY CODE"), in the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division (the "BANKRUPTCY COURT").

         B. Pursuant to an order entered by the Bankruptcy Court on December 7, 2001, the LTV Parties have obtained approval of and are implementing an asset protection plan (the "APP"), pursuant to which LTV has ceased operation of, and is currently maintaining in hot-idle for a limited period of time, its Indiana Harbor Works located in East Chicago, Indiana ("INDIANA HARBOR") and its Cleveland East Works located in Cleveland, Ohio (together with the Cleveland West Works, located in Cleveland, Ohio, the "CLEVELAND WORKS"). Pursuant to an order entered by the Bankruptcy Court on December 7, 2001, the Bankruptcy Court has approved bidding procedures, certain bidder protections in connection therewith and the conduct of an auction of assets (collectively, the "ASSET SALE AND AUCTION PROCEDURES") in order to sell, together or otherwise, substantially all of the assets related to each of Indiana Harbor and Cleveland Works subject to Buyer's assumption of the Assumed Liabilities.

         C. Until on or about December 9, 2001, LTV engaged in the steel manufacturing, processing and finishing business (the "BUSINESS") at Indiana Harbor, Cleveland Works, its finishing facility in Hennepin, Illinois ("HENNEPIN"), the pellet handling terminal in Lorain, Ohio (the "LORAIN PELLET HANDLING TERMINAL"), the coke battery in Warren, Ohio (the "WARREN COKE BATTERY, the lime processing facility in Grand River, Ohio (the "GRAND RIVER LIME FACILITY"), the technology center in Independence, Ohio (the "INDEPENDENCE CENTER"). LTV Corp. owns all of the issued and outstanding stock of EGL-LTV Holding Company, a Delaware corporation ("LSE Holding"), which owns LTV's joint venture interest in the L-S Electro-Galvanizing Company LSE Finishing Facility at Cleveland Works (the "LSE").

         D. LTV is also engaged in the business of manufacturing and selling tubular products (the "TUBING BUSINESS") at facilities located in Counce, Tennessee, Elyria, Ohio, Youngstown, Ohio, Marion, Ohio, and Ferndale, Michigan (the "TUBING PLANTS").

        E. Buyer desires to purchase the Acquired Assets and assume the Assumed Liabilities from Sellers, and Sellers desire to sell, convey, assign and transfer to Buyer, the Acquired Assets together with the Assumed Liabilities, all in the manner and subject to the terms and conditions set forth in this Agreement and in accordance with sections 105, 363 and 365 and other applicable provisions of the Bankruptcy Code.

         F. The Acquired Assets and Assumed Liabilities include assets and liabilities of LTV and the LSE Sellers, which are to be purchased and assumed by Buyer pursuant to an order of the Bankruptcy Court approving such sale pursuant to sections 105, 363 and 365 of the Bankruptcy Code (the "SALE ORDER"), which order will include the authorization for the assumption by LTV and assignment to Buyer of the Executory Contracts and liabilities thereunder under section 365 of the Bankruptcy Code, all in the manner and subject to the terms and conditions set forth in this Agreement and the Sale Order and in accordance with other applicable provisions of the Bankruptcy Code.

         G. Concurrently with the execution of this Agreement, the principal stockholders of Buyer have executed a Guaranty, pursuant to which such parties have guaranteed the obligations of Buyer under this Agreement.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

             ARTICLE 1.  PURCHASE AND SALE OF THE ACQUIRED ASSETS.

                SECTION 1.1. TRANSFER OF ACQUIRED ASSETS. At the Closing, and upon the terms and conditions herein set forth, Sellers shall sell to Buyer, and Buyer shall acquire from Sellers, all of Sellers' right, title and interest in, to and under the Acquired Assets, free and clear of all Liens (other than Permitted Liens). "ACQUIRED ASSETS" shall mean certain of the LSE Sellers' assets and all of Sellers' right, title and interest in, to and under all assets of (i) each Railroad Subsidiary (ii) and of LTV used in the Business that are located at Indiana Harbor, Cleveland Works, Hennepin, Lorain Pellet Handling Terminal, Warren Coke Battery, Grand River Lime Facility, Independence Center and such additional locations as are specified below or on the Schedules hereto, real or personal, tangible and intangible, existing or acquired hereafter, whether or not reflected on the books or financial statements of Sellers, including without limitation the following assets:

                (a) all real property and leases of, and other interests in, real property used or owned or held for use in the Business, in each case together with all buildings, fixtures, and Improvements erected thereon (the "Real Property") as listed on SCHEDULE 1.1(a) hereto;

                (b) all (i) Sellers' owned equipment, machinery, furniture, fixtures and improvements and tooling located on the Real Property and elsewhere used in the Business (the "OWNED MACHINERY AND EQUIPMENT"), including, without limitation, those which form a part of the systems and process lines related to the Business as set forth on SCHEDULE 1.1(b), and (ii) rights of Sellers to the warranties and licenses received from manufacturers and sellers of the Owned Machinery and Equipment;

                (c) all (i) Sellers' equipment, machinery, furniture, fixtures and improvements and tooling located on the Real Property and elsewhere used in the operation of the Business, including, without limitation, those which form a part of the systems and process lines related to the Business as set forth on
SCHEDULE 1.1(b) that are leased pursuant to an Executory Contract with respect to which Buyer has not notified Sellers that such contract will constitute an "Excluded Contract" prior to the date that is 21 days following the Execution Date (the "LEASED MACHINERY AND EQUIPMENT," and collectively with the Owned Machinery and Equipment, the "MACHINERY AND EQUIPMENT"), and (ii) rights of Sellers to the warranties and licenses received from manufacturers and lessors of the Leased Machinery and Equipment;

                (d) those leases (including, without limitation, leases of Real Property and of Machinery and Equipment) and other Contracts (together with all of Sellers' deposits thereunder) entered into by Sellers and the LSE Sellers that are executory and unexpired as of the Closing Date and are listed on
SCHEDULE 1.1(d) (and any other Contract related to the Business which Buyer has requested and Sellers have agreed (such agreement not to be unreasonably withheld) be deemed to be an Executory Contract) with respect to which Buyer has not notified Sellers that such contract(s) will constitute an "EXCLUDED CONTRACT" prior to the date that is 21 days following the Execution Date (the "EXECUTORY CONTRACTS") (it being acknowledged and understood that Buyer shall not have the right to designate as an Excluded Contract any contract which Sellers have designated as a "NON-EXCLUDIBLE CONTRACT" on SCHEDULE 1.1(d));

                (e) all Supplies (other than Excess Supplies) located on the Real Property;

                (f) all rights of Sellers to warranties received from suppliers with respect to Inventory and related Claims with respect thereto;

                (g) all patents, patent applications, copyrights, copyright applications, know-how, information, processes, trade secrets, proprietary data, formulae, research and development data, trademarks relating to finished goods and processes, trade names relating to finished goods and processes and other intangible property (collectively "INTELLECTUAL PROPERTY"), including, without limitation, those listed on SCHEDULE 1.1(g) hereto;

                (h) all cars, trucks, fork lifts, other industrial vehicles and other motor vehicles owned by Sellers ("OWNED MOTOR VEHICLES") or leased by Sellers ("LEASED MOTOR VEHICLES" together with Owned Motor Vehicles, the "Motor Vehicles") (provided in the case of

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Leased Motor Vehicles, the lease is an Acquired Asset) located on the Real
Property and elsewhere;

                (i) all computer software owned by the Sellers (including, without limitation, process control software) used in connection with the operation of the Machinery and Equipment or otherwise used in the Business in conjunction with the Acquired Assets, including, without limitation, those listed on SCHEDULE 1.1(i) hereto;

                (j) to the extent transferable under applicable Law, all permits, authorizations and licenses issued by any Government and used in the Business in conjunction with the Acquired Assets and all pending applications therefor (the "PERMITS"), including, without limitation, those Permits set forth on SCHEDULE 1.1(j);

                (k) copies or originals of all books, files and records used in the Business relating to the Acquired Assets described in this Section 1.1, including plans, data, test results, drawings, diagrams, training manuals, engineering data, safety and environmental reports and documents, maintenance schedules and operating and production records, in each case that are used in the Business or relate to the Acquired Assets, whether in hard copy or electronic format;

                (l)     the Additional Assets;

                (m)    all of LTV Corp.'s equity interest in LSE Holding;

                (n) all goodwill associated with the Business or the Acquired Assets, together with the right to represent to third parties that Buyer is the successor to the Business;

                (o) all air emissions, credits and allowances Sellers have, are entitled to or applied for, including any air emissions where Sellers have credit for or have banked, applied to bank or agreed to sell or trade;

                (p) all (i) prepaid expenses and (ii) deposits of Sellers made in connection with the Business and held by utilities, including, without limitation, those set forth on SCHEDULE 1.1(p) hereto;

                (q) to the extent not otherwise specified above in this SECTION 1.1, all assets of the Railroad Subsidiaries including all real property and leases of Real Property, rights of way, locomotives, cars and track repair equipment; and

                (r) the insurance binder or commitment described in Section 7.2(h).

        Notwithstanding the foregoing, Acquired Assets shall exclude the Excluded Assets.

                SECTION 1.2. EXCLUDED ASSETS. The Acquired Assets do not include any right, title or interest of any Person other than Sellers in any property or asset, or Sellers' right, title and interest in, to and under properties and assets not relating exclusively to the operation of the Business and the following properties and assets of Sellers (all such assets not being acquired by Buyer being herein referred to as the "EXCLUDED ASSETS"):

                (a) all of Sellers' cash and cash equivalents, including all petty cash and undeposited checks;

                (b) all of Sellers' prepaid insurance premiums and insurance deposits and rights to refunds or adjustments in respect of periods prior to the Closing Date with respect thereto and all rights to insurance proceeds or other insurance Contract recoveries;

                (c) any items of Inventory that are removed, sold, leased or disposed of by Sellers prior to the Closing Date in accordance with SECTION 1.6;

                (d) all LTV's accounts receivable and Claims arising in connection therewith;

                (e) all sales orders or other commitments to purchasers of goods or services or products produced by the Business (the "SALES OBLIGATIONS") of LTV;

                (f) all outstanding purchase orders or other commitments to suppliers of goods and services for materials, supplies or other items (the "PURCHASE ORDERS") of LTV;

                (g) any and all rights, claims, credits, allowances, rebates, causes of action, known or unknown, pending or threatened (including, without limitation, all causes of action arising under sections 510, 544 through 551 and 553 of the Bankruptcy Code or under similar state Laws including, without limitation, fraudulent conveyance claims, and all other causes of action of a trustee and debtor-in-possession under the Bankruptcy Code) or rights of set-off (collectively, "CLAIMS"), of Sellers or any Affiliate of Sellers, including but not limited to, Claims arising out of or relating in any way to the Bankruptcy Cases, or any of the transactions contemplated thereby or entered into as a consequence thereof, including, without limitation, any claims (as defined in section 101(5) of the Bankruptcy Code) filed, scheduled or otherwise arising in the Bankruptcy Cases;

                (h) all rights to or claims for refunds, overpayments or rebates of Taxes for periods ending on or prior to the Closing Date, and, for any period that includes but does not end on the Closing Date, a percentage of any refund, overpayment or rebate of Taxes that relates to such period equal to the percentage calculated by dividing the number of days that have elapsed in such period up to and including the Closing Date by the total number of days in such period;

                (i) all shares of capital stock of Empire Iron Mining Partnership, Columbus Coatings Company, Walbridge Coatings and TWB Company L.L.C., and all corporate seals, minute books, charter documents, record books, original tax and financial records and such other files, books and records as pertain to any of the Excluded Assets or to the organization, existence or capitalization of Sellers;

                (j) all rights of Sellers under any collective bargaining agreement, agreement with any labor union, employment agreement, or severance agreement;

                (k) all of Sellers' rights to recovery of collateral given to obtain letters of credit; and rights to recover amounts drawn or paid on letters of credit;

                (l) all amounts due to Sellers from any Affiliate of Sellers;

                (m) a copy or the original of all files and records described in
SECTION 1.1(k);

                (n) all of Sellers' rights under any Excluded Contract;

                (o) all of Sellers' right, title and interest in and to all Real Property or Machinery and Equipment related to the Chicago Coke Battery and any other plant or facility (other than Cleveland West) not used primarily in the Business or not maintained as of the Closing Date in hot idle condition, except for such plants and facilities not maintained as of the Closing Date in hot idle condition which Buyer has otherwise identified as an Acquired Assets;

                (p) all capital stock of the Railroad Subsidiaries and all pension related benefits maintained by Sellers;

                (q) all Intellectual Property used exclusively in the Tubing Business and those trade names and trademarks listed an SCHEDULE 1.2(q);

                (r) all assets (including, without limitation, any Acquired Asset covered in Section 1.1(b)-(k) and Sections 1.1(n)-(r)) which Buyer has notified Sellers that such asset shall constitute "Excluded Assets" prior to the date that is 21 days following the Execution Date (it being agreed and understood that Buyer shall not have the right to designate any owned Real Property, the equity interest in LSE Holding, the Additional Assets or Non-Excludible Contracts as Excluded Assets);

                (s) all furniture, office equipment, personal computers, supplies and similar property used exclusively by persons listed on SCHEDULE 5.1(j);

                (t) all assets of the Tubing Facilities, all prepaid expenses of and deposits made in connection with the Tubing Business and all property used exclusively in the Tubing Business;

                (u)     all Contracts of LTV not listed on SCHEDULE 1.1(d);

                (v) six hundred (600) tons per ozone season of NOx emissions allowances allocated by the U.S. Environmental Protection Agency to boilers A, B, C, D and 3 at the Cleveland Works under Section 126 of the Clean Air Act as the administration of such program may be assumed by incorporation in the Ohio state implementation plan (provided that at all times the emissions allowances received by Buyer pursuant to Section 1.1 with respect to such boilers are at least one hundred sixty one (161) tons per ozone season of NOx allowances (and Seller covenants to reconvey its allowances to Buyer to the extent Buyer's allowances are reduced below such amount by incorporation in the Ohio state implementation plan)); and

                (w) all of the assets of the LSE Sellers not listed on Schedule 1.1(d).

                SECTION 1.3. ASSUMPTION OF LIABILITIES. At the Closing, Buyer shall assume, and Buyer hereby agrees to thereafter pay, perform and discharge when due, and indemnify, defend and hold harmless Sellers, their Affiliates and all of their respective Related Persons from and against, all of the following liabilities (the "ASSUMED LIABILITIES"):

                (a) all liabilities and obligations of Sellers under the Executory Contracts and all cure costs required to be paid pursuant to section 365 of the Bankruptcy Code in connection with the assumption and assignment of the Executory Contracts;

                (b) 50% of the liabilities for Transaction Taxes payable in connection with the transactions contemplated by this Agreement;

                (c) all liabilities and obligations arising on or after the Closing Date relating to or arising out of the Acquired Assets;

                (d) all obligations of LTV under the LSE partnership agreement;

                (e) all liabilities and obligations of Sellers, their Affiliates and all of their respective Related Persons arising under any Environmental Law, irrespective of whether such liability attaches or accrues to Buyer or Sellers in the first instance, relating to the Acquired Assets, but not including: (i) any liability or obligation resulting from the transport, disposal or treatment of any Hazardous Materials by Sellers in connection with the Business prior to the Closing Date to or at any location other than the Real Property, or (ii) any liability, obligation, or claim for personal injury resulting from exposure to Hazardous Materials, where such exposure occurred prior to the Closing Date. and

                (f) all liabilities and obligations of the Railroad Subsidiaries arising after the Closing under Sales Obligations and Purchase Orders.

                SECTION 1.4. RETENTION OF LIABILITIES. Buyer is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of whatever nature, whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by and remain liabilities and obligations of Sellers (all such liabilities and obligations not being assumed being herein referred to as the "EXCLUDED LIABILITIES"). The Excluded Liabilities include, without limitation, the following liabilities and obligations:

                (a) all liabilities and obligations of LTV under the Sales Obligations and the Purchase Orders;

                (b) all liabilities and obligations of Sellers relating to any environmental, health or safety matter (including, without limitation, any liability or obligation arising under any Environmental Law) (i) relating to any property or assets other than the Acquired Assets; (ii) resulting from the transport, disposal or treatment of any Hazardous Materials by Sellers in connection with the Business prior to the Closing Date to or at any location other than the Real

Property; or (iii) relating to any liability, obligation, or claim for personal injury resulting from exposure to Hazardous Materials or otherwise, where such exposure or other event or occurrence occurred prior to the Closing Date;

                (c) all liabilities and obligations for damages to Persons or property arising out of alleged defects in products of the Business sold by Sellers, or arising under warranties issued by Sellers;

                (d) all liabilities and obligations to repair or replace, or to refund the sales price (plus commercially reasonable related expenses) of, products manufactured by the Business prior to the Closing Date that any customer claims to be defective;

                (e) all liabilities and obligations of Sellers under any collective bargaining agreement, agreement with any labor union, employment agreement or severance agreement;

                (f) all liabilities and obligations of Sellers to all present and former employees of the Business (and their respective spouses and dependents), including, without limitation, all liabilities for medical insurance, life insurance, worker's compensation and retirement benefits;

                (g) all liabilities and obligations of Sellers relating to or arising out of (i) any LTV Benefit Plan or (ii) any other employee benefit plan, practice, policy, agreement or arrangement maintained or contributed to by Sellers or any member of a "controlled group" (as defined in Section 4971(e)(2)(B) of the Code) of which Sellers are or have been a member, or to which Sellers or such "controlled group" member is or has been a party;

                (h) 50% of the liabilities for Transaction Taxes payable in connection with the transactions contemplated by this Agreement; and

                (i) all liabilities and obligations of the LTV Companies (or any predecessor owner of all or part of the business or assets) with respect to the Excluded Assets and all other liabilities and obligations other than the Assumed Liabilities of whatever nature whether presently in existence or hereafter arising including, without limitation, any claim, action, suit or proceeding pending against, or judgment against, Sellers or the Acquired Assets as of the Closing Date.

                SECTION 1.5. NON-ASSIGNMENT OF CONTRACTS. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Executory Contract, if, notwithstanding the provisions of sections 363 and 365 of the Bankruptcy Code, an attempted assignment thereof, without the consent of the third party thereto, would constitute a breach thereof or in any way negatively affect the rights of Sellers or Buyer, as the assignee of such Executory Contract, as the case may be, thereunder. If, notwithstanding the provisions of sections 363 and 365 of the Bankruptcy Code, such consent or approval is required but not obtained, Sellers will cooperate with Buyer without further consideration (other than as provided in clause (b) of this SECTION 1.5) in any reasonable arrangement designed to both (a) provide Buyer with the benefits of or under any such Executory Contract, and (b) cause

Buyer to bear all costs and obligations of or under any such Executory Contract. Any assignment to Buyer of any Executory Contract that shall, notwithstanding the provisions of sections 363 and 365 of the Bankruptcy Code, require the consent or approval of any third party for such assignment as aforesaid shall be made subject to such consent or approval being obtained.

                SECTION 1.6. LIMITED RIGHT TO SELL INVENTORY AND MOTOR VEHICLES.

                (a) As of the date of this Agreement, there are Inventory and Supplies located on the Real Property and elsewhere. With the exception of those items which have been previously sold and are listed on SCHEDULE 1.6(a), from the date hereof and through the expiration of the Initial Negotiation Period as defined in SECTION 1.6(b), Sellers shall not remove from the Real Property, and/or sell, lease or otherwise dispose (or agree to do any of the foregoing) of such Inventory or Supplies (other than finished goods located in third party warehouses). Upon the expiration of the Initial Negotiation Period or at such earlier time as Buyer and Sellers may mutually agree, Sellers shall have the right to remove from the Real Property, and/or sell, lease or otherwise dispose of all Inventory not listed on the Negotiated Inventory as defined in SECTION 1.6(b) (all such Inventory, the "Removable Inventory"). Notwithstanding anything herein to the contrary, the items specified in SCHEDULE 1.6(a) may be removed from the Real Property at any time prior to the date set forth in such Schedule for the removal of such items; PROVIDED, HOWEVER, that all such items must be removed from the Real Property no later than 30 days after the Closing Date.

                (b) Buyer, within three (3) days after receipt of the Initial Inventory delivered by Sellers pursuant to SECTION 3.2(a), shall deliver to Sellers a response ("Buyer's Response") detailing the items of Inventory Buyer wishes to purchase and a proposed price for each such item of Inventory contained in the Buyer's Response; it being acknowledged and understood that Buyer's Response shall include all slabs, raw materials and iron ore chips included in the Initial Inventory and located on the Real Property and that the agreed prices with respect thereto are as set forth on SCHEDULE 1.6(b). With respect to all other items of Inventory and Excess Supplies (other than slabs, raw materials and iron ore chips), if Sellers are not in agreement with the proposed prices submitted in the Buyer's Response, Sellers and Buyer shall negotiate on an exclusive basis for not less than three (3) days following delivery of the Buyer's Response (the "Initial Negotiation Period") to determine mutually satisfactory prices for the items listed in the Buyer's Response. At the end of the Initial Negotiation Period, Sellers and Buyer shall prepare a schedule detailing the items of Inventory and Excess Supplies from the Buyer's Response which will be purchased by the Buyer (which Schedules shall include at a minimum all slabs, raw materials and iron ore chips included on the Initial Inventory and located on the Real Property) and the respective price of each such item (collectively, the "INVENTORY PURCHASE PRICE") agreed upon by the parties (the "Negotiated Inventory").

                (c) If Sellers remove an item of Removable Inventory from the Real Property (other than by sale, lease or other disposition) in accordance with SECTION 1.6(a), Sellers shall do so prior to the delivery of the Closing Date Inventory. If Sellers sell, lease or otherwise dispose of any item of Inventory in accordance with SECTION 1.6(a), Sellers shall do so prior to the delivery of the Closing Date Inventory and shall require that such item be removed from the Real Property no later than the one day prior to the Closing Date.

                (d) All items on the Negotiated Inventory and all items of Removable Inventory remaining on the Real Property on the Closing Date (other than those items listed in SCHEDULE 1.6(a)) and the Negotiated Inventory shall comprise the Additional Assets.

                            ARTICLE 2. CONSIDERATION

                SECTION 2.1. CONSIDERATION. The aggregate consideration for the sale and transfer of the Acquired Assets is (i) $80,000,000 in cash (the "ACQUIRED ASSET PURCHASE PRICE") with respect all of the Acquired Assets other than the Additional Assets and (ii) an amount to be mutually agreed upon between Buyer and Sellers in accordance with SECTION 1.6(b) payable in cash with respect to the Additional Assets (the "INVENTORY PURCHASE PRICE", together with the Acquired Asset Purchase Price, the "PURCHASE PRICE"), which price shall be payable and deliverable in accordance with SECTION 3.3, and (iii) the assumption by Buyer of the Assumed Liabilities.

                SECTION 2.2. PERFORMANCE DEPOSIT. On or prior to the date hereof, Buyer has executed and delivered to Sellers the Performance Escrow Agreement and deposited with the Escrow Agent $6,000,000 (the "PERFORMANCE DEPOSIT"). The Performance Deposit shall be held and disbursed pursuant to the terms of the Performance Escrow Agreement and this Agreement.

                        ARTICLE 3. CLOSING AND DELIVERIES

                SECTION 3.1. CLOSING. The consummation of the transactions contemplated hereby (the "CLOSING") shall take place at the offices of Jones, Day, Reavis & Pogue, North Point, 901 Lakeside Avenue, Cleveland, Ohio at 10:00 a.m. on the second Business Day following the satisfaction or waiver by the appropriate party of all the conditions contained in ARTICLE 7 hereof, or on such other date and/or at such other place and time as may be mutually agreed to by the parties hereto (the "CLOSING DATE").

                SECTION 3.2. SELLER'S DELIVERIES.

                (a) Sellers will deliver to Buyer at least ten (10) days prior to the Closing Date an inventory statement (the "Initial Inventory"), in form reasonably satisfactory to Buyer, setting forth amount, type and location of each of the following items of Inventory (which shall be categorized in accordance with customary practices consistently applied): (i) slabs, (ii) raw materials, (iii) iron ore chips, (iv) finished goods, and (v) work-in-process and the Excess Supplies, in each case located on the Real Property and elsewhere and Sellers' proposed purchase price for items (iv) and (v) and the Excess Supplies.

                (b) At or prior to the Closing Date, Sellers will deliver to Buyer an inventory statement dated the Closing Date (the "Closing Date Inventory"), in form reasonably satisfactory to Buyer, setting forth the items and locations of Inventory which will comprise Additional

Assets pursuant to Section 1.6(d) or which Buyer and Sellers have otherwise mutually agreed to include as part of the Additional Assets.

                (c) The sale, transfer, assignment and delivery by Sellers of the Acquired Assets to Buyer, as herein provided, shall be effected on the Closing Date by quit claim deeds, bills of sale, endorsements, assignments and other instruments of transfer and conveyance, excluding any representations, warranties or covenants and shall otherwise be consistent with the terms of this Agreement reasonably satisfactory in form and substance to counsel for Buyer.

                SECTION 3.3.    BUYER'S DELIVERIES.  AT THE CLOSING:

                (a) the Escrow Agent shall pay the Performance Deposit to Sellers in accordance with the terms of the Performance Escrow Agreement by wire transfer of immediately available funds to a bank account designated by Sellers in writing to Buyer at least two Business Days prior to the Closing Date (the "SELLERS' ACCOUNT");

                (b) Buyer shall deliver to the Escrow Agent an amount equal to ten percent (10%) of the Acquired Asset Purchase Price (the "Escrow Amount"), to be held and disbursed in accordance with and pursuant to the terms of the Escrow Amount Escrow Agreement;

                (c) Buyer shall pay to Sellers the Acquired Asset Purchase Price and the Inventory Purchase Price determined pursuant to SECTION 1.6, less the Performance Deposit and the Escrow Amount, by wire transfer of immediately available funds to the Sellers' Account; and

                (d) Buyer shall execute and deliver to Sellers an instrument of assumption of liabilities with respect to the Assumed Liabilities reasonably satisfactory in form and substance to counsel for Sellers.

                    ARTICLE 4. REPRESENTATIONS AND WARRANTIES

                SECTION 4.1. REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers and LTV Companies represent and warrant to Buyer as follows:

                (a) CORPORATE ORGANIZATION. Each LTV Company and LSE Holding is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Each LTV Company has all requisite corporate power and authority to own its properties and assets. Subject to approval by the Bankruptcy Court, each LTV Company has all requisite corporate power and authority to own its properties and assets and authority to consummate the transactions contemplated hereby and by the Ancillary Agreements to which it is a party.

                (b) AUTHORIZATION AND VALIDITY. Each LTV Company has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and, subject to (i) the Bankruptcy Court's entry of the Sale Order, (ii) the receipt of the consents, waivers and approvals set forth on SCHEDULE 4.1(d), (iii) the receipt of the required approvals or exemptions under the ICC Termination Act, and (iv) the termination or expiration of the waiting period under the HSR Act, to perform and carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and those Ancillary Agreements to which a LTV Company is a party and its performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action by the board of directors and stockholders of such LTV Company, and no other corporate action on the part of such LTV Company is necessary to authorize such execution, delivery and performance. This Agreement and each of the Ancillary Agreements to which a LTV Company is a party has been duly executed by such LTV Company and, subject to the Bankruptcy Court's entry of the Sale Order, constitute such LTV Company's valid and binding obligations, enforceable against such LTV Company in accordance with their terms.

                (c) NO CONFLICT OR VIOLATION. Subject to (i) the Bankruptcy Court's entry of the Sale Order, (ii) the receipt of the consents, waivers and approvals set forth on SCHEDULE 4.1(d), (iii) the receipt of the required approvals or exemptions under the ICC Termination Act, and (iv) the termination or expiration of the waiting period under the HSR Act, the execution, delivery and performance by the LTV Companies of this Agreement and those Ancillary Agreements to which a LTV Company is a party (x) do not and will not violate or conflict with any provision of the certificate of incorporation or by-laws of such LTV Company, (y) do not and will not violate any provision of law, regulation, rule or other legal requirement of any Government ("LAW") or any order, judgment or decree of any court or Government ("ORDER") applicable to such LTV Company, and (z) do not and will not give rise to a right of termination, cancellation or acceleration of any obligation under, or loss of a benefit relating to the Business under, or result in the creation of any Lien (other than Permitted Liens) upon any of the Acquired Assets or violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument ("CONTRACT"), to which such LTV Company is a party or by which it is bound or to which any of its properties or assets is subject, which violation, conflict, breach or default would reasonably be expected to have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means a state of facts, event or change or effect with respect to the Acquired Assets, the Assumed Liabilities or the enforceability of any Executory Contract(s), that results in a material adverse effect on the value of the Acquired Assets, taken as a whole, or a material increase in the amount of the Assumed Liabilities (other than increases with respect to environmental remediation and compliance which have been included in the Estimated Remediation Costs), taken as a whole, but excludes any state of facts, event, change or effect caused by events, changes or developments relating to (A) any action of any or all of the LTV Parties pursuant to any Order of the Bankruptcy Court entered prior to the date hereof, including, without limitation, the implementation of the APP, the transactions contemplated by this Agreement, any of the Ancillary Agreements or the announcement thereof; (B) changes or conditions affecting the steel industry generally; (C) changes in economic, regulatory or political conditions generally; or (D) changes resulting from, or from any motion, application, pleading or Order filed related to, the Bankruptcy Cases.

                (d) CONSENTS AND APPROVALS. SCHEDULE 4.1(d) sets forth a true and complete list of each material consent, waiver, authorization or approval of any Government or of any other Person (other than (i) the Bankruptcy Court's entry of the Sale Order, (ii) the receipt of the required approvals or exemptions under the ICC Termination Act, and (iii) the termination or expiration of the waiting period under the HSR Act), and each material declaration to or filing or registration with any such Government (other than those required to be made to or filed with the Bankruptcy Court), that is required in connection with the execution and delivery of this Agreement and each of the Ancillary Agreements to which a LTV Company is a party by such LTV Company or the performance by a LTV Company of its obligations hereunder and thereunder.

                (e) COMPLIANCE WITH LAW. Except as set forth on SCHEDULE 4.1(e) and as may result from the Bankruptcy Cases (and other than any violation of Environmental Law, the only representation as to which is made in SECTION 4.1(l)), to the best of each Seller's Knowledge such Seller is not in material violation of any Law, nor is such Seller in material default with respect to any Order, applicable to the Acquired Assets or the transactions contemplated under this Agreement.

                (f) LITIGATION. As of the date of this Agreement and except as set forth on SCHEDULE 4.1(f) or SCHEDULE 4.1(l), there are no claims, actions, suits, proceedings or investigations pending or, to the Sellers' Knowledge, threatened in writing, brought by or against any Seller or any of their subsidiaries that, if adversely determined, would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Sellers to consummate the transactions contemplated by this Agreement.

                (g) SUFFICIENCY OF AND TITLE TO ASSETS. Except as would not have a Material Adverse Effect, the Acquired Assets constitute and on the Closing Date will constitute all of the assets or property held on the date hereof and used or formerly used in the Business except the Excluded Assets and for items of Inventory and Supplies removed, sold, leased or otherwise disposed in accordance with Section 1.6. LTV Companies have good title to, or right by license, lease or other agreement to use, the Acquired Assets. Subject to the entry of the Sale Order, at the Closing, LTV Companies will have the right to transfer the Acquired Assets to Buyer free and clear of all Liens, other than Liens included in the Assumed Liabilities and Permitted Liens.

                (h) EXECUTORY CONTRACTS. Copies of all Executory Contracts (including all material modifications and amendments) have been provided or made available to Buyer. Except as set forth on SCHEDULE 4.1(h), giving pro forma effect to the Sale Order, all of the Executory Contracts are valid and binding agreements of LTV Companies and are in full force and effect in all material respects. Upon entry of the Sale Order and payment of cure costs and/or provision of adequate assurances, (i) LTV Companies will not be in breach or default in any material respect thereunder, (ii) to the Knowledge of Sellers, no condition exists that with notice or lapse of time or both would constitute a material default thereunder, (iii) and, to the Knowledge of Sellers, no other party to any of the Executory Contracts is in material breach or default thereunder. With respect to all TBT Agreements set forth on SCHEDULE 1.1(d), such SCHEDULE 1.1(d) sets forth the maximum available amount and expiration date of all letters of credit securing the obligations of Sellers and their Affiliates thereunder.

                (i) PERMITS. SCHEDULE 1.1(j) sets forth a complete and correct list of all material Permits currently held by any Seller in connection with the Business or the Acquired Assets (including the date of expiration of each such Permit). Except as set forth on SCHEDULE 4.1(i) and except for matters which would not be reasonably likely to have a Material Adverse Effect and except as may arise out of the fact that the Business is not currently being actively conducted, such Permits are valid and in full force and effect and the Sellers are not in default under, and no condition exists that with notice or lapse or time or both would constitute a default under any such Permit.

                (j) CAPITAL STOCK.

                    (i) SCHEDULE 4.1(j) sets forth all of the partnership interest in LSE of which LSE Holding is the record or beneficial owner (the "LSE INTEREST") stating the percentage interest owned. LSE Holding has good, valid and marketable title to the LSE Interest set forth in SCHEDULE 4.1(j), free and clear of all Liens other than Permitted Liens.

                    (ii) LTV Corp. is the owner of all of the capital stock of LSE Holding free and clear of all Liens. There are no options or other rights in favor of any third party to acquire shares of LSE Holding capital stock.

                    (iii) LSE Holding no assets or liabilities other than those arising out of or in connection with the Executory Contracts. LSE Holding is not in breach or default in any material respect under the LSE partnership agreement and there are no outstanding capital calls under the LSE partnership agreement.

                (k) LSE FINANCIAL STATEMENTS.

                    (i) Sellers have previously furnished to the Buyer financial statements (the "LSE FINANCIAL STATEMENTS") of LSE for the year ended December 31, 2001 (including a balance sheet and statements of income, operations and cash flows). The Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and fairly represent the financial position, results of operations and cash flows of LSE for the period presented.

                    (ii) Since December 31, 2001, LSE has not borrowed, incurred, assumed, prepaid, guaranteed, or become subject to any liability or modified any existing liability (absolute, accrued or contingent) other than in the ordinary course of business consistent with past practice in nature and amount or as shown on the LSE Financial Statements or as set forth on SCHEDULE 4.1(k) or which have been discharged, satisfied or paid in the ordinary course of business since December 31, 2001.

                (l) ENVIRONMENTAL MATTERS. Except as set forth in the Monthly Reports and on SCHEDULE 4.1(l), to the Knowledge of Seller:

                    (i) There has been no release, threatened release, spill, leak, discharge or emission of any Hazardous Materials to the air, surface water, groundwater or soil of the Real

Property requiring corrective action under, or that is a violation of, any applicable Environmental Laws, except as would not reasonably be expected to have a Material Adverse Effect.

                    (ii) There is no pending or, to Sellers' Knowledge, threatened civil, criminal or administrative action, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter that affects or applies to the Real Property or the Acquired Assets relating in any way to any Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                    (iii) Sellers have obtained all material Permits which are required with respect to the operation of the Acquired Assets under any Environmental Law, and, except as set forth in SCHEDULE 4.1(l), Sellers are in material compliance with all terms and conditions of the required permits, licenses and authorizations required by any Environmental Law.

                    (iv) Except as set forth in SCHEDULE 4.1(l)(iv), Sellers have provided to Buyer copies of all material information necessary for an understanding of the presence or migration of Hazardous Materials on, in or under the Real Property.

                (m) CURE PAYMENTS. SCHEDULE 4.1(m) sets forth as of March 1, 2002 and as of April 1, 2002 the approximate amount of all cure payments required to be made under section 365 of the Bankruptcy Code with respect to each Contract listed on SCHEDULE 1.1(d).

                (n) PROPERTY. Except as listed on SCHEDULE 4.1(n), SCHEDULE 1.1.(a) identifies all of the Real Property owned or leased by Seller and used primarily in the Business.

                    (i) Except as would not have a Material Adverse Effect, the buildings and structures constituting part of the Real Property are in substantially the same condition as they were on December 31, 2001.

                    (ii) There are no encroachments or other facts or conditions affecting any of the Real Property that would be revealed by an accurate survey or inspection thereof which would, individually or in the aggregate, materially detract from the value of such property or materially adversely affect the continued use of such property in the conduct of Business. None of the material buildings and structures on the Real Property materially encroaches upon real property of another person or upon the area of any easement (other than encroachments on utility easements to the extent such encroachments would not, individually or in the aggregate, materially detract from the value of such property or materially adversely affect the use of such property in the conduct of Business) affecting the Real Property.

                (o) CERTAIN ADVERSE CHANGES. Except as set forth on SCHEDULE 4.1(o), since January 1, 2002, there has not been:

                    (i) any creation or assumption by the Railroad Subsidiaries of any Lien (other than Permitted Liens) on any Acquired Asset other than in the ordinary course of business consistent with past practices;

                    (ii) any transaction or commitment made, or any contract or agreement entered into, by the Railroad Subsidiaries relating to the Business or any Acquired Asset (including the acquisition or disposition of any such assets) or any relinquishment by the Railroad Subsidiaries of any contract or other right, in any such case, that is material to the Business, taken as a whole;

                    (iii) any damage, destruction or other casualty loss (whether or not covered by insurance) or condemnation or other governmental taking or sale in lieu thereof affecting the Business or any Acquired Asset which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

                (p) EMPLOYEES. SCHEDULE 4.1(p) sets forth a true and complete list as of December 31, 2001 of the names, titles and salaries of all officers of Seller and all other employees of Seller engaged in the Business with respect to the Acquired Assets.

                (q) INTELLECTUAL PROPERTY. SCHEDULE 4.1(q) contains a list of all patents, material trade secrets, material know-how, material copyrights, material trademarks or material trade names (including any registration or applications for registration of any of the foregoing) material inventions or any other similar type of material proprietary intellectual property right (including all process control software) in each case which is owned by Sellers and used or held for use in the Business (collectively, the "Intellectual Property Rights"). SCHEDULE 4.1(q) lists all licenses, sublicenses and other agreements to which any Seller is a party and pursuant to which any Person is authorized to use such Intellectual Property Rights.

                    (i) Except as set forth on SCHEDULE 4.1(q), neither Sellers has been named as a defendant in any pending action, suit, investigation or proceeding relating to, or otherwise has been notified in writing of, any alleged claim of material infringement of any patents, trademarks, trade names, service marks, service names, or copyrights of any third party and (ii) Sellers have no Knowledge of any continuing material infringement by any other person of any Intellectual Property Right. No Intellectual Property Right is subject to any outstanding judgment, injunction, order or decree restricting the use thereof by Seller or any of its subsidiaries or restricting the licensing thereof by Sellers or any of their subsidiaries to any Person.

                (r) OWNED AND LEASED MACHINERY AND EQUIPMENT. SCHEDULE 1.1(b) contains true and correct lists of all material systems and process lines related to the Business and included in the Acquired Assets.

                (s) HOT IDLE. Each item of Machinery and Equipment has been maintained in all material respects in accordance with any procedures applicable (including where applicable "hot idle" procedures) applicable thereto set forth on SCHEDULE 4.1(s).

                (t) INITIAL INVENTORY. As of the date of its delivery to Buyer, the Initial Inventory will contain a true and complete list of (and location) of slabs, raw materials and iron ore chips located on the Real Property.

                (u) CLOSING DATE INVENTORY. As of the Closing Date, the Closing Date Inventory will contain a true and complete list (and location) of each item of Inventory and Excess Supplies which will constitute part of the Additional Assets.

                (v) DEPOSITS. SCHEDULE 1.1(p) contains a list, true and complete in all material respects, of all deposits held by utilities in connection with the Business as of the Closing Date.

                SECTION 4.2. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Sellers as follows:

                (a) CORPORATE ORGANIZATION. Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own its properties and assets and to conduct its businesses as now conducted.

                (b) AUTHORIZATION AND VALIDITY OF AGREEMENT AND THE ANCILLARY AGREEMENTS. Buyer has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the performance of Buyer's obligations hereunder and thereunder have been duly authorized by all necessary corporate action by the investment committee of Buyer, and no other corporate action on the part of Buyer is necessary to authorize such execution, delivery and performance. This Agreement and each of the Ancillary Agreements to which Buyer is a party have been or will be duly executed by Buyer and constitute, or will when executed constitute, its valid and binding obligation, enforceable against it in accordance with their terms.

                (c) NO CONFLICT OR VIOLATION. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements to which it is a party do not and will not violate or conflict with any provision of the certificate of incorporation or by-laws (or equivalent documents) of Buyer and do not and will not violate any provision of Law, or any Order applicable to Buyer, nor will they result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract to which Buyer is a party or by which it is bound or to which any of its properties or assets is subject.

                (d) CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which Buyer is a party do not and will not require the consent or approval of, or filing with, any Government or any other Person except (i) as may be required to be obtained by Buyer after the Closing in order to own or operate any of the Acquired Assets; (ii) as required pursuant to the HSR Act; (iii) as required under the ICC Termination Act; (iv) for entry of the Sale Order by the Bankruptcy Court; or (v) for such consents, approvals and filings, of which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

                (e) AVAILABILITY OF FUNDS. Buyer has, and on the Closing Date will have, sufficient funds available to finance and consummate the transactions contemplated by this Agreement, including the payment of the Purchase Price and the satisfaction of the Assumed Liabilities.

                (f) ADEQUATE ASSURANCES REGARDING EXECUTORY CONTRACTS. Buyer is and will be capable of satisfying the conditions contained in sections 365(b)(1)(C) and 365(f) of the Bankruptcy Code with respect to the Executory Contracts.

                (g) INVESTMENT REPRESENTATIONS. Buyer understands that the stock of LSE Holding has not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") and that such stock is being offered and sold to Buyer pursuant to an exemption from registration contained in the Securities Act based in part upon Buyer's representations contained in this Agreement.

                     (i) The stock of the LSE Holding which may be purchased by Buyer hereunder will be acquired for investment for Buyer's own account, and not as a nominee or agent for any other person, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

                    (ii) Buyer has read and is familiar with the definition of "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act. Buyer is an "accredited investor" within such definition.

                    (iii) Buyer has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the stock of LSE Holding to be purchased from LTV Corp. Buyer has had the opportunity to ask questions of and receive answers from LTV Corp. and its officers, directors, and management regarding the LSE's business, management, and financial affairs and the terms and conditions of the offer and sale of the stock of LSE Holding pursuant to this Agreement and to obtain additional information (to the extent LTV Corp. possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Buyer or to which Buyer had access.

                (h) Buyer is self-insured and has the financial capability to pay all liabilities, costs and expenses which may arise from personal injury to Buyer's agents or representatives suffered or incurred in connection with such agents' or representatives' entry onto the Real Property or Improvements in connection with Buyer's exercise of its right to access pursuant to SECTION 5.1(b).

                SECTION 4.3. WARRANTIES EXCLUSIVE. The parties acknowledge that the representations and warranties contained in ARTICLE 4 are the only representations or warranties given by the parties and that all other express or implied warranties are disclaimed. Without limiting the foregoing Buyer acknowledges that the Acquired Assets are conveyed "AS IS", "WHERE IS" and "WITH ALL FAULTS" and that all warranties of merchantability or fitness for a particular purpose are disclaimed. WITHOUT LIMITING THE FOREGOING THE BUYER ACKNOWLEDGES THAT SELLERS AND SELLERS' AFFILIATES AND THEIR RESPECTIVE RELATED PERSONS HAVE MADE NO REPRESENTATION OR WARRANTY CONCERNING (I) ANY USE TO WHICH THE ACQUIRED ASSETS MAY BE PUT, (II) ANY FUTURE REVENUES, COSTS, EXPENDITURES, CASH FLOW, RESULTS OF OPERATIONS, FINANCIAL CONDITION OR PROSPECTS THAT MAY RESULT FROM THE OWNERSHIP, USE OR SALE OF THE ACQUIRED ASSETS OR THE ASSUMPTION OF THE ASSUMED LIABILITIES, (III) ANY OTHER INFORMATION OR DOCUMENTS MADE AVAILABLE TO BUYER OR ITS AFFILIATES OR RELATED PERSONS. BUYER FURTHER ACKNOWLEDGES THAT SELLERS AND SELLERS' AFFILIATES AND RELATED PERSONS HAVE MADE NO REPRESENTATIONS OR WARRANTIES IN ANY ANCILLARY AGREEMENT.

                ARTICLE 5. COVENANTS AND OTHER AGREEMENTS.

                SECTION 5.1. COVENANTS OF SELLERS. Sellers covenants as follows:

                (a) COMMERCIALLY REASONABLE EFFORTS. Between the date hereof and the Closing Date, the LTV Companies shall use commercially reasonable efforts to
(i) obtain all necessary consents, waivers, authorizations and approvals of all Governments, and of all other Persons, required to be obtained by the LTV Companies in connection with the execution, delivery and performance by it of this Agreement, (ii) take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or proper, consistent with applicable Law, to consummate and make effective in an expeditious manner the transactions contemplated hereby, (iii) assist Buyer in the transfer of or obtaining all Permits required to operate the Business or own the Acquired Assets, and (iv) subject to SECTION 5.5 and SECTION 5.1(k), maintain Cleveland East, Indiana Harbor and Warren Coke Battery on "hot idle" substantially in accordance with Seller's current practices and procedures as set forth in SCHEDULE 4.1(s) and as reasonably requested by Buyer. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, Sellers will not:

                    (i) sell, lease, license or otherwise dispose of (x) property, plant or equipment constituting part of the Acquired Assets or (y) any other Acquired Assets other than in accordance with Section 1.6; or

                    (ii) agree or commit to do any of the foregoing.

Notwithstanding anything herein or in any Ancillary Agreement to the contrary, Sellers may furnish information concerning the Business or the Acquired Assets and the Assumed Liabilities to any Person in connection with a potential Alternative Transaction and negotiate, enter into and consummate an Alternative Transaction.

                (b) ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY. The LTV Companies shall afford to Buyer, and to the accountants, counsel and representatives of Buyer, reasonable access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to ARTICLE 8) to all books and records of the LTV

Companies relating to the Acquired Assets and the Assumed Liabilities. Upon reasonable prior notice, Sellers shall also afford Buyer reasonable access, during normal business hours, to Indiana Harbor, Cleveland Works, Hennepin, Lorain Pellet Facility, Warren Coke Battery, Grand River Lime Facility and LSE and to all Acquired Assets throughout the period prior to the Closing Date. In addition, notwithstanding any provision of the Confidentiality Agreement to the contrary, Buyer shall have the right to contact and negotiate directly with Sellers' joint venturers and other partners, parties to the Executory Contracts and lenders with respect to any Acquired Assets or Assumed Liabilities. The rights of access contained in this SECTION 5.1(b) are granted subject to, and on, the following terms and conditions: (A) any such investigation shall not include physical testing or sampling, in each case related to environmental matters and will otherwise be conducted in a reasonable manner; (B) during the period from the date hereof to the Closing Date, all information provided to Buyer or its agents or representatives by or on behalf of Seller or its agents or representatives (whether pursuant to this SECTION 5.1(b) or otherwise) will be governed and protected by the Confidentiality Agreement between Buyer and LTV Corp. (the "CONFIDENTIALITY AGREEMENT") or the Antitrust CA; and (C) such rights of access shall not affect or modify the conditions set forth in ARTICLE 7 in any way. It is acknowledged and understood that no investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or other agreement given or made by Sellers hereunder. From the date hereof through the Closing Date, LTV shall provide to Buyer, at no charge, the right to use reasonable office space at Independence Center and/or Cleveland Works as requested by Buyer and shall provide appropriate equipment and facilities for reasonable use by Buyer including parking spaces, phones, fax machines and copy machines.

                (c) ACCESS TO RECORDS AFTER CLOSING. If the Closing shall occur and the transactions contemplated by this Agreement are consummated, upon reasonable prior notice, the LTV Companies shall afford to Buyer, and to the accountants, counsel and representatives of Buyer, reasonable access during normal business hours to all books and records retained by the LTV Companies relating to the Acquired Assets and the Assumed Liabilities.

                (d) FURTHER ASSURANCES. At the request and the sole expense of Buyer, at any time after the Closing Date, LTV Companies shall execute and deliver such documents as Buyer or its counsel may reasonably request to effectuate the purposes of this Agreement.

                (e) CONFIDENTIALITY. After the Closing, LTV Companies will hold, and will use their reasonable commercial efforts to cause their officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless required (or unless the LTV Companies determine that it is reasonably appropriate) to disclose pursuant to judicial or administrative process or by other requirements of law or if reasonably necessary in connection with any disputes arising in connection with this Agreement or the transactions contemplated hereby, all confidential documents and information concerning the Business, except to the extent that such information can be shown to have been
(A) in the public domain through no fault of the LTV Companies or (B) later lawfully acquired by LTV Companies from sources other than those related to LTV Companies' prior ownership of the Business and the Acquired Assets.

                (f) LTV Companies shall promptly notify Buyers of:

                    (i) any written notice or communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                    (ii) any written notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                    (iii) any actions, suits, claims, investigations or proceedings commenced or, to Sellers' Knowledge, threatened against, relating to or involving or otherwise affecting LTV Companies, the Acquired Assets or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.1(f) or that relate to the consummation of the transactions contemplated by this Agreement;

                    (iv) the damage or destruction by fire or other casualty of any Acquired Asset or part thereof or in the event that any Acquired Asset or part thereof becomes the subject of any proceeding or, to the Knowledge of Sellers, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action;

                    (v) any material item that would have been required to be described on SCHEDULE 4.1(l) if Sellers had Knowledge of such item on or prior to the date hereof and any material adverse change in any of the items described on SCHEDULE 4.1(l).

                (g) Unless legally precluded, LTV Companies shall promptly notify Buyers of, and furnish Buyers any information either of them may reasonably request with respect to, the occurrence to Sellers' Knowledge of any event or condition or the existence to Sellers' Knowledge of any fact that would reasonably be expected to cause any of the conditions to Buyers' obligations to consummate the purchase and sale of the Acquired Assets not to be fulfilled.

                (h) Sellers shall use commercially reasonable efforts to obtain entry by the Bankruptcy Court on or before the date that is 30 days after the Execution Date of the Sale Order in substantially the form attached as SCHEDULE 5.1(h).

                (i) Sellers agree that they will maintain and pay all premiums with respect to insurance policies with types of coverage and amounts that are consistent with their current practices.

                (j) Other than as set forth on SCHEDULE 5.1(j) (which Schedule shall be delivered by Seller no later than March 1, 2002 and shall contain only such names as are reasonably acceptable to Buyer) and for employees employed in the Tubing Business, the Sellers shall terminate the employment of each employee prior to the Closing Date and shall (a) provide (i) at least 60 days or such other time as required by law prior to their respective date of termination written notice of such termination to the affected employees or their Union representative, the State Dislocated Worker Unit and the Chief Elected Official of the appropriate Unit of Local Government in accordance with the Worker Adjustment and Retaining Notification Act ("WARN Act") or (ii) up to 60 days or such other period as required by law pay and benefits in lieu of such notice and (b) comply with any other requirements of the WARN Act. The Sellers shall indemnify and hold harmless Buyer from all costs, liabilities and expenses, including, without limitation, reasonable attorneys fees, incurred by Buyer as a result of any violation of, or failure to comply with, the WARN Act based on the transaction contemplated by this Agreement. For purposes of the WARN Act and this section, "Closing Date" shall mean the "effective date" of the transaction contemplated by this Agreement, as defined in the WARN Act. Notwithstanding the foregoing, prior to the Closing Date, Buyer shall have the right to negotiate terms of employment to become effective immediately after the Closing with such employees of Sellers as is determined by Buyer in its sole discretion.

                (k) LICENSE AGREEMENTS. Neither Sellers nor any Affiliate of Sellers will, between the date hereof and the Closing Date, enter into any license, sublicense or other similar agreement with respect to the Intellectual Property Rights with any Person (other than any license for employee-related databases granted to the PBGC).

                (l) OPERATION OF LSE. LTV Corp. will use reasonable commercial efforts to cause LSE to operate in the ordinary course of business consistent with past practices and will not permit LSE to sell, lease or other dispose of any material asset or permit LSE to enter into any agreement to sell, lease or other dispose except in the ordinary course of business without the prior written consent of Buyer. From the date hereof through June 15, 2002 (the "ASSIGNMENT DATE"), LTV Corp. will cause LTV Steel Products, L.L.C. ("LTV Products") to comply with all of its obligations under the L/C Agreement, dated February 1, 1999, as amended (the "L/C Agreement"), among LTV Products, Sumikin EGL Corp. and Cleveland Steel Facility, L.L.C. (including, without limitation, the obligation to maintain in full force and effect the LTV Letter of Credit (as defined in the L/C Agreement)), it being understood that LTV Products may assign the L/C Agreement to LTV on or before the Closing Date (in which event, LTV shall comply with the obligations of this Section). On the Assignment Date, for no additional consideration, LTV Corp. shall cause LTV Steel to assign, and Buyer shall assume, all of LTV Steel's obligations under the L/C Agreement. Between the date hereof and the Assignment Date, Buyer agrees (i) to reimburse LTV Corp. and LTV Products upon demand for any out-of-pocket fees and expenses incurred by them in order to comply with its obligations under the L/C Agreement and (ii) to indemnify LTV Corp. and LTV Steel with respect to any losses or claims it may incur as a result of any drawing under the LTV Letter of Credit. LTV Corp. agrees to cause LTV Products not to amend or modify the L/C Agreement without the consent of Buyer.

                SECTION 5.2. COVENANTS OF BUYER. Buyer covenants as follows:

                (a) COMMERCIALLY REASONABLE EFFORTS. Buyer shall use all commercially reasonable efforts to (i) obtain all consents and approvals of all Governments, and all other Persons, required to be obtained by Buyer to effect the transactions contemplated by this Agreement, and (ii) take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or proper, consistent with applicable Law, to consummate and make effective in an expeditious manner the transactions contemplated hereby.

                (b) ADEQUATE ASSURANCES REGARDING EXECUTORY CONTRACTS AND REQUIRED ORDERS. With respect to each Executory Contract, Buyer shall provide adequate assurance of the future performance of such Executory Contract by Buyer. Buyer agrees that it will promptly take all actions as are reasonably requested by Sellers to assist in obtaining the Bankruptcy Court's entry of the Sale Order, including, without limitation, furnishing affidavits, financial information or other documents or information for filing with the Bankruptcy Court and making Buyer's employees and representatives available to testify before the Bankruptcy Court.

                (c) CURE OF DEFAULTS. Buyer shall, at or prior to the Closing, cure any and all defaults under the Executory Contracts as described on SCHEDULE 4.1(m), which defaults are required to be cured under the Bankruptcy Code, so that such Executory Contracts may be assumed by LTV and assigned to Buyer in accordance with the provisions of section 365 of the Bankruptcy Code.

                (d) PERFORMANCE UNDER EXECUTORY CONTRACTS. Buyer shall (i) from and after the Closing Date assume all obligations and liabilities of Sellers under the Executory Contracts that accrue from and after the Closing Date, (ii) from and after the Closing Date take all actions necessary to satisfy its obligations and liabilities under the terms and conditions of each of the Executory Contracts, and (iii) indemnify, defend and hold harmless the LTV Parties, the LTV Parties' Affiliates, and all of their respective Related Persons from and against any damages, losses, costs, reasonable expenses and other liabilities arising out of a breach of this SECTION 5.2(d).

                (e) CLIFFS PELLETS. SCHEDULE 5.2(e) sets forth a list of approximate locations at which iron ore pellets ("CLIFFS PELLETS") owned by Cleveland-Cliffs Inc. ("CLIFFS") are located on the Real Property, together with the approximate amount of the Cliffs Pellets at each of such locations. Between the date hereof and the Closing Date, Buyer will use commercially reasonable efforts to reach an agreement with Cliffs regarding the terms and conditions upon which Buyer would purchase from Cliffs and pay Cliffs for the Cliffs Pellets on the Closing Date. If Buyer and Cliffs do not reach agreement on such terms and conditions prior to the Closing Date, then Buyer shall (i) permit Cliffs to store the Cliffs Pellets on the Real Property without cost until the 90th day after the Closing Date; provided, however, that if the location of the Cliffs Pellets interferes with Buyer's operation of the facility during such period, Buyer may at its costs move the Cliffs Pellets elsewhere on the Real Property, and (ii) allow Cliffs and its agents to enter on the Real Property for the purposes of, and will at Cliffs' expense reasonably cooperate with Cliffs and its agents until such 90(th) day in, the inspecting, handling, moving, loading, transferring and removing any Cliffs Pellets.

                (f) COOPERATION WITH THE PBGC. Buyer shall cooperate with the Pension Benefit Guaranty Corporation (the "PBGC") and its agents in connection with their activities in respect of the LTV Benefit Plans which are subject to Title IV of ERISA and persons or groups of persons at any time covered by, or beneficiaries of, LTV Benefit Plans. Without limiting the generality of the foregoing, Buyer shall, at the PBGC's request, use, or require third parties to use, any of the Acquired Assets, (including, without limitation, records, computers, computer software, and rights under Executory Contracts) to make any calculation necessary or desirable, or to provide any information necessary or desirable, to the administration of any LTV Benefit Plan, the making of any benefit determination or the taking by the PBGC of any action it determines to take in respect of any person or group of persons at any time covered by, or a beneficiary of, any LTV Benefit Plan. It shall be a condition precedent to a Buyer's obligations in this SECTION 5.2(f) that the PBGC shall have agreed to reimburse Buyer for all actual out-of- pocket expenses (including, without limitation, expenses of having third parties run computer programs to generate information), reasonably incurred by Buyer in the performance of this covenant upon presentation of reasonable evidence thereof.

                (g) EMPLOYEE RECORDS RETENTION. Buyer shall retain all Employee Records as required by Law. In addition, prior to the sixth anniversary of the Closing Date, Buyer shall not dispose of any Employee Records unless Buyer has given three months prior written notice to the PBGC, specifying in reasonable detail the Employee Records to be disposed of and offering to make those records available to the PBGC. If the PBGC notifies Buyer that it desires to receive all or any portion of the Employee Records to be disposed of, Buyer shall use commercially reasonable efforts to provide such Employee Records to the PBGC in a form reasonably satisfactory to the PBGC. It shall be a condition precedent to a Buyer's obligations in this SECTION 5.2(g) that the PBGC shall have agreed to reimburse Buyer for all actual out-of-pocket expenses (including, without limitation, expenses of having third parties run computer programs to generate information), reasonably incurred by Buyer in the performance of this covenant upon presentation of reasonable evidence thereof.

                (h) TBT AGREEMENT COVENANTS. Buyer shall operate in place any Acquired Assets that are subject to a TBT Agreement and shall procure, at or prior to the Closing, without cost, expense or continuing obligation to Sellers, their Affiliates or any of their respective Related Persons, the release, surrender or termination of all letters of credit securing the obligations of Sellers and their Affiliates under the TBT Agreements.

                SECTION 5.3. HSR ACT.

                (a) Subject to the terms and conditions of this Agreement, each of the parties will (i) use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Antitrust Laws to consummate the transactions contemplated by this Agreement, (ii) use commercially reasonable efforts to file a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within 15 Business Days of the date hereof, supplying as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and (iii) use commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Sellers shall pay 50% and Buyer shall pay 50% of the filing fees required in connection with all filings by Buyer and Sellers under the HSR Act.

                (b) In connection with the efforts referenced in SECTION 5.3(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, each of the parties shall use commercially reasonable efforts to (i) cooperate, and assist as reasonably requested, with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other parties informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Government authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iii) permit the other parties to review any material communication given to it by, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Government authority in connection with any proceeding by a private party. The foregoing obligations in this SECTION 5.3(b) shall be subject to the Confidentiality Agreement and a confidentiality agreement (the "ANTITRUST CA") by and between Sellers and Buyer of even date herewith with respect to the confidential information of Buyer, and any attorney-client, work product or other privilege, and each of the parties hereto will coordinate and cooperate fully with the other parties hereto in exchanging such information and providing such assistance as such other parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act. Any competitively sensitive information that is disclosed pursuant to this SECTION 5.3(b) will be limited to each party's respective counsel and economists pursuant to a separate customary confidentiality agreement.

                SECTION 5.4. FILINGS AND APPROVALS REGARDING THE RAILWAY SUBSIDIARIES.

                (a) Within ten (10) days following the date of this Agreement, Buyer shall make or cause to be made all filings with and submissions to the Surface Transportation Board under the ICC Termination Act that are required in connection with the consummation of the transactions contemplated by this Agreement in respect of the Railway Subsidiaries. Sellers shall be responsible (or shall reimburse Buyer) for 50% of the filing fees in connection with such filings and submissions. Sellers shall assist and support, and LTV shall cause the Railway Subsidiaries to assist and support, Buyer in the preparation of such filings and submissions, and Buyer shall provide Sellers an opportunity to review and comment on all such filings and submissions prior to their transmittal to the Surface Transportation Board.

                (b) If the approvals or exemptions of the transactions from the Surface Transportation Board contemplated by this Agreement in respect of the assets of the Railroad Subsidiaries have not been obtained or become effective by the Closing Date, then notwithstanding anything to the contrary herein, until such approvals or exemptions are obtained, this Agreement shall not constitute an agreement to assign the assets of the Railroad Subsidiaries, and to the extent permitted by Law and subject to any required exemptions or approvals, from and after the Closing Date (i) LTV shall use commercially reasonable efforts to cause the Railroad Subsidiaries to continue to operate in the ordinary course of business or as otherwise reasonably directed by Buyer; (ii) LTV shall, and LTV shall cause the Railroad

Subsidiaries to, enter into any reasonable arrangement designed to provide Buyer with the benefits of, and cause Buyer to bear the costs and obligations of, LTV's ownership of the Railroad Subsidiaries; (iii) LTV shall not accept any dividends or other distributions in respect of the stock of the Railway Subsidiaries and shall have no obligation to make any additional capital contributions to the Railway Subsidiaries; and (iv) Buyer shall indemnify Sellers for any losses arising out of the operation of the Railway Subsidiaries from and after the Closing Date.

                SECTION 5.5. CONSENTS REGARDING LSE HOLDING. If LTV Corp. is unable to obtain the consent Sumikin EGL Corp. necessary to transfer LTV Corp.'s equity interest in LSE Holding, then, such failure shall not constitute an inaccuracy of representation or warranty or breach of a covenant for a period of sixty (60) days from and including the Closing Date and, notwithstanding anything to the contrary herein, this Agreement shall not constitute an agreement to transfer LTV Corp's equity interest in LSE Holding (and assume LTV Corp.'s obligations related thereto) until such consent is obtained and from and after the Closing Date (i) LTV Corp. shall use, and LTV Corp. shall cause LSE Holding to use, commercially reasonable efforts to cause LSE to operate in the ordinary course of business or as otherwise reasonably directed by the Buyer;
(ii) LTV Corp. shall cause LSE Holding to use its commercially reasonable efforts to cause LSE to enter into any reasonable arrangement designed to provide Buyer with the benefit of LSE Holding's percentage ownership of LSE,
(iii) with the exception of transfers to the Buyer or its Affiliates, LTV Corp. shall not transfer, sell or hypothecate or otherwise dispose of its equity interest in LSE Holding; (iv) LTV Corp. shall prohibit LSE Holding from selling, transferring, hypothecating or otherwise disposing of its interest in LSE; (v) LTV Corp. shall not accept any dividends or other distributions in respect of its equity interests in LSE Holding; (vi) Buyer shall bear all costs and obligations relating to its equity interest in LSE Holding and its obligations arising under the LSE partnership agreement (but excluding the obligation to provide or pay for a letter of credit); (vii) LTV Corp. shall cause LSE Holding and LTV Products to comply with their obligations under the LSE Partnership Agreement and the L/C Agreement, respectively and (viii) LTV Corp. shall use its reasonable commercial efforts to obtain the consent of its joint venture partner in LSE necessary to transfer LTV Corp.'s equity interest in LSE Holding to the Buyer. If LTV Corp. is unable to transfer LTV Corp.'s equity interest in LSE Holding to Buyer on or prior to the day that is sixty (60) days after the Closing Date (or such later date as the parties may agree), then Buyer shall have a claim for inaccuracy of representation and warranty pursuant to Section 4.1(j) and breach of the covenant set forth in Section 1.1 and will be entitled to indemnification as provided in Section 9.1.

                SECTION 5.6. HOT IDLE DEPOSIT. On February 28, 2002, if Buyer is selected as the winning bidder at the Auction, Buyer shall deposit with the Escrow Agent $5,172,000 (the "HOT IDLE DEPOSIT"). The Hot Idle Deposit and sums subsequently deposited in the account maintained pursuant to the Hot Idle Escrow Agreement (collectively, the "HOT IDLE ACCOUNT") shall be held and disbursed pursuant to the terms of the Hot Idle Escrow Agreement and this Agreement.

                SECTION 5.7. OFFICE SPACE. From the Closing Date through December 31, 2002, Buyer shall permit, at no charge to Sellers, the employees listed on Schedule 5.1(j) and consultants currently engaged by Seller and a reasonable number of temporary employees to continue to utilize in accordance with their previous practice their current offices and the office equipment and facilities (including parking spaces) currently used by them at Independence Center.


                                ARTICLE 6. TAXES.

                SECTION 6.1. TAXES RELATED TO PURCHASE OF ASSETS. All federal, state and local sales, transfer, gains, excise, value-added or other similar Taxes, including, without limitation, all state and local Taxes in connection with the transfer of the Acquired Assets, and all recording and filing fees (collectively, "TRANSACTION TAXES"), that may be imposed by reason of the sale, transfer, assignment and delivery of the Acquired Assets, and are not exempt under section 1146(c) of the Bankruptcy Code, shall be paid by 50% by Buyer and 50% by Sellers. Buyer and Sellers agree to cooperate to determine the amount of Transaction Taxes payable in connection with the transactions contemplated under this Agreement. Buyer agrees to assist Sellers reasonably in the preparation and filing of any and all required returns for or with respect to such Transaction Taxes with any and all appropriate taxing authorities.

                SECTION 6.2. PRORATION OF REAL AND PERSONAL PROPERTY TAXES. The items listed on SCHEDULE 6.2 hereto relating to real and personal property taxes and assessments on the Acquired Assets for any taxable period commencing prior to the day immediately preceding the Closing Date (the "ADJUSTMENT DATE") and ending after the Adjustment Date shall be prorated between Buyer and Seller as of the close of business on the Adjustment Date. Such proration shall not be affected by any changes in the applicable assessments following the Adjustment Date. All such prorations shall be allocated so that items relating to time periods ending prior to the Adjustment Date shall be allocated to Seller based upon the number of days in the period prior to the Closing Date and items related to time periods beginning on or after the Adjustment Date shall be allocated to Buyer based upon the number of days in the period from and after the Closing Date; provided, however, that the parties shall allocate any real property Tax in accordance with Section 164(d) of the Code. The amount of all such prorations shall be settled and paid on the Closing Date; provided, however, that final payments with respect to prorations that are not able to be calculated on the Closing Date shall be calculated and paid as soon as practicable thereafter.

                SECTION 6.3. COOPERATION ON TAX MATTERS. (a) Buyer and LTV Companies agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Acquired Assets and the Assumed Liabilities as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other required or optional filings relating to Tax matters, for the preparation for and proof of facts during any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters and for the answer to any governmental or regulatory inquiry relating to Tax matters.

                (b) Buyer agrees to retain possession, at its own expense, of all accounting, business, financial and Tax records and information (i) relating to the Acquired Assets or the

Assumed Liabilities that are in existence on the Closing Date and transferred to Buyer hereunder and (ii) coming into existence after the Closing Date that relate to the Acquired Assets or the Assumed Liabilities before the Closing Date, for a period of at least six years from the Closing Date. In addition, from and after the Closing Date, Buyer agrees that it will provide access to Sellers and their attorneys, accountants and other representatives (after reasonable notice and during normal business hours and without charge), to the books, records, documents and other information relating to the Acquired Assets or the Assumed Liabilities as Sellers may reasonably deem necessary to (x) properly prepare for, file, prove, answer, prosecute and/or defend any such Tax Return, claim, filing, tax audit, tax protest, suit, proceeding or answer or (y) administer or complete any cases under chapter 11 of the Bankruptcy Code of Sellers or the other LTV Parties. Such access shall include, without limitation, access to any computerized information retrieval systems relating to the Acquired Assets or the Assumed Liabilities.

                SECTION 6.4. ALLOCATION OF PURCHASE PRICE AND PURCHASE PRICE ALLOCATION FORMS. Buyer and Sellers agree to allocate the Purchase Price and the Assumed Liabilities among the Acquired Assets in accordance with a schedule to be reasonably agreed by them prior to the Closing Date (the "ALLOCATION"), provided that if Buyer and Sellers are not able to agree on the Allocation prior to the Closing Date, the Buyer's schedule of allocation shall be the Allocation. Sellers and Buyer will cooperate in filing with the Internal Revenue Service their respective Forms 8594 as provided for in SECTION 1060 of the Code on a basis consistent with the Allocation, and the Allocation shall be reflected on any Tax Returns required to be filed as a result of the transactions contemplated hereby.

        ARTICLE 7.  CONDITIONS PRECEDENT TO PERFORMANCE BY PARTIES.

                SECTION 7.1. CONDITIONS PRECEDENT TO PERFORMANCE BY SELLERS. The obligation of LTV Companies to consummate the transactions contemplated by this Agreement is subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which (other than the condition contained in SECTION 7.1(c)(i)) may be waived by LTV Companies in their sole discretion:

                (a) REPRESENTATIONS AND WARRANTIES OF BUYER. The representations and warranties of Buyer made in Section 4.2 of this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct as of the Closing Date as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date). The representations and warranties of Buyer made in Section 4.2 of this Agreement that are not qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date) and Sellers shall have received a certificate, dated the Closing Date and signed by the President of Buyer, to that effect.

                (b) PERFORMANCE OF THE OBLIGATIONS OF BUYER. Buyer shall have performed or complied in all material respects with all obligations required under this Agreement to be performed by it on or before the Closing Date (except with respect to the obligation to pay the Purchase Price in accordance with the terms of this Agreement, which obligation shall be performed in all respects as required under this Agreement), and Sellers shall have received a certificate dated the Closing Date and signed by the President of Buyer, to that effect.

                (c) CONSENTS AND APPROVALS.

                    (i) The Bankruptcy Court shall have entered the Sale Order, and no Order staying, reversing, modifying or amending the Sale Order shall be in effect on the Closing Date.

                    (ii) The applicable waiting period under the HSR Act shall have expired or terminated.

                (d) NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other Order that declares this Agreement or the Guaranty invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect.

                (e) CURE OF DEFAULTS. At or prior to the Closing, Buyer shall have cured, or made arrangements, satisfactory to Sellers in their sole discretion, to promptly cure, any and all defaults under the Executory Contracts set forth on SCHEDULE 4.1(m) that are required to be cured under the Bankruptcy Code, so that such Executory Contracts may be assumed by Sellers and assigned to Buyer in accordance with the provisions of section 365 of the Bankruptcy Code.

                SECTION 7.2. CONDITIONS PRECEDENT TO THE PERFORMANCE BY BUYER. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which (other than the condition contained in SECTION 7.2(e)(i)) may be waived by Buyer in its sole discretion:

                (a) REPRESENTATIONS AND WARRANTIES OF SELLERS. The representations and warranties of the LTV Companies made in SECTION 4.1 of this Agreement that are qualified as to Material Adverse Effect shall be true and correct as of the date hereof and as of the Closing Date as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date). The representations and warranties of LTV Companies made in SECTION 4.1 of this Agreement that are not so qualified shall be true and correct except as would not have a Material Adverse Effect as of the date hereof and as of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date) and Buyer shall have received a certificate, dated the Closing Date and signed by the President or a Vice President of each LTV Company, to that effect.

                (b) PERFORMANCE OF THE OBLIGATIONS OF SELLERS. Except as would not have a Material Adverse Effect, LTV Companies shall have performed in all respects all obligations required under this Agreement to be performed by it on or before the Closing Date, and Buyer shall have received a certificate, dated the Closing Date and signed by the President or a Vice President of each Seller, to that effect. For the purposes of this Section 7.2(b) only (and without affecting the interpretation of any other provision of this Agreement), the inability (if any) of Seller to convey substantially all of the assets of the Railroad Subsidiaries (to the extent not excluded from Acquired Assets by Buyer) to Buyer free and clear of all Liens (other than Permitted Liens) on the Closing Date shall be deemed to constitute a Material Adverse Effect.

                (c) NO VIOLATION OF ORDERS. No provision of any applicable statute, rule, regulation, executive order, decree, temporary restraining order, judgment, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") shall be in effect that (x) prevents the sale and purchase of the Acquired Assets or any of the other transactions contemplated by this Agreement, (y) would adversely affect or interfere with the operation of the Business as contemplated to be conducted after the Closing in a manner which would reasonably be expected to constitute a Material Adverse Effect, or (z) would require the Buyer or any of its Affiliates to sell or otherwise dispose of, hold separate or otherwise divest itself of, or operate in any particular manner which would reasonably be expected to constitute a Material Adverse Effect, any of the Acquired Assets to be acquired by Buyer or any of the assets, properties or business of Buyer or any of its Affiliates.

                (d) NO LITIGATION. There shall not be pending or threatened in writing by any Governmental Entity any suit, action or proceeding, (i) challenging or seeking to restrain, prohibit, alter or materially delay the sale and purchase of the Acquired Assets or any of the other transactions contemplated by this Agreement, or seeking to obtain from the Buyer or any of its Affiliates in connection with the sale and purchase of the Acquired Assets to be acquired by Buyer, any material damages or (ii) seeking to prohibit the applicable Buyer or any of its Affiliates from effectively controlling or operating a material portion of the Business or the Acquired Assets to be acquired by the Buyer.

                (e) CONSENTS AND APPROVALS.

                    (i) The Bankruptcy Court shall have entered the Sale Order in substantially the form attached as SCHEDULE 5.1(h), and no Order staying or reversing or modifying or amending in any manner materially adverse to Buyer the Sale Order shall be in effect on the Closing Date.

                    (ii) The applicable waiting period under the HSR Act shall have expired or terminated.

                (f) NO MATERIAL ADVERSE EFFECT. Since the date hereof, there shall not have been any Material Adverse Effect.

                (g) TITLE INSURANCE. The Title Company shall have issued a commitment to issue to Buyer, upon Buyer's payment of the cost therefor and all fees and expenses of the Title Company and to Buyer's delivery of all customary documents, certificates and instruments required to by the Title Company, an ALTA (or local equivalent) owner's coverage policy of title insurance for each of the properties described as Item 1 on SCHEDULE 1.1(a), insuring the interest to be acquired by Buyer in each property, subject only to standard survey exceptions and Permitted Liens, and in each case in an amount not less than the portion of the Purchase Price allocated to the property being insured thereunder.

                (h) INSURANCE POLICY BINDER. American International Group, Inc. (AIG Environmental) ("AIG") (or another top-rated (by A. M. Best) insurance company reasonably acceptable to Buyer) shall have issued a binder (or an irrevocable commitment to issue a binder) for insurance policies covering environmental remediation costs arising out of or relating to pre- existing contamination of the Acquired Assets (assuming their continued operation) providing for all of the coverages under the AIG PLL Select Policy and Cost Cap Coverage (or substantial equivalents thereof in the event a company other than AIG is underwriting the policies) relating thereto and otherwise satisfying the conditions of this Section. The attachment point of the policy shall be $200 million or less and the policy payout limit shall be $100 million or more over a ten year term. The total premium amount payable by Buyer (upon assignment) shall not exceed $15 million over the term of the policy. The binder (or commitment) shall provide that it is immediately transferable to Buyer upon the Closing. The condition set forth in this Section 7.2(h) shall become null and void on March 16, 2002 if this Agreement is not terminated by Buyer on March 15, 2002 pursuant to Section 8.1(g)(ii).

                             ARTICLE 8. TERMINATION.

                SECTION 8.1. CONDITIONS OF TERMINATION. This Agreement may be terminated at any time before the Closing:

                (a) By mutual written consent of Sellers and Buyer;

                (b) By Sellers, by notice to Buyer, on or after the date that is 45 days after the date hereof (the "WARRANTY TERMINATION DATE"), if the condition contained in SECTION 7.1(a) has not been satisfied or waived;

                (c) By Sellers, by notice to Buyer, if Sellers have previously provided Buyer with written notice of Buyer's failure to perform any material covenant of Buyer contained in this Agreement or any Ancillary Agreement and Buyer has failed within five days after such notice to perform such covenant or provide adequate assurance to Sellers of Buyer's ability to perform such covenant;

                (d) By Sellers, by notice to Buyer, on or after the date that is 45 days after the date hereof (the "APPROVAL TERMINATION DATE"), if any condition contained in SECTION 7.1(c) or SECTION 7.1(d) has not been satisfied or waived; provided, however, that Sellers shall not have the right to terminate this Agreement under this SECTION 8.1(d) if Sellers sought, or failed to use reasonable commercial efforts to oppose, the entry of any Order described in
SECTION 7.1(d);

                (e) By Buyer, by notice to Sellers, on or after the date that is 45 days after the date of this Agreement, if the condition contained in SECTION 7.2(a) has not been satisfied or waived;

                (f) By Buyer, by notice to Sellers, if Buyer has previously provided LTV Companies with written notice of a failure to perform any material covenant of the LTV Companies contained in this Agreement or any Ancillary Agreement and the LTV Companies have failed within five days after such notice to perform such covenant or provide adequate assurance to Buyer of LTV Companies' ability to perform such covenant and such failure, individually or in the aggregate with any other such failure, results or would reasonably be expected to result in a Material Adverse Effect;

                (g) (i) By Buyer, by notice to Sellers, on or after the date that is 45 days after the date of this Agreement, if any condition contained in
SECTION 7.2(b) - SECTION 7.2(g) has not been satisfied or waived, or (ii) by Buyer, by notice to Sellers on March 15, 2002 (time being of the essence with respect to this clause), if the condition contained in SECTION 7.2(h) has not been satisfied or waived on or prior to such date;

                (h) Automatically, upon LTV consummating any transaction (or series of transactions) involving a sale of all or substantially all of the Business or the Acquired Assets (other than the Additional Assets) to a purchaser or purchasers other than the Buyer (an "ALTERNATIVE TRANSACTION"); or

                (i) By Seller, by notice to Buyer, on or after the Approval Termination Date, if any condition contained in SECTION 7.1(b) or 7.1(c) has not been satisfied or waived.

                Notwithstanding the foregoing, neither Sellers nor Buyer may rely on the failure of any condition to closing, set forth in SECTION 7.1 or 7.2 respectively, to be satisfied as a basis for termination if such failure was caused by such party's breach of this Agreement or failure to use its reasonable efforts to cause the Closing to occur, as provided for in this Agreement or if such party is otherwise in material breach of this Agreement.

                SECTION 8.2. EFFECT OF TERMINATION; REMEDIES.

                (a) In the event of termination pursuant to SECTION 8.1, this Agreement shall become null and void and have no effect (other than Articles 8, 9, and 10, which shall survive termination), with no liability on the part of the LTV Companies or Buyer, or their respective Affiliates or Related Persons, with respect to this Agreement or any Ancillary Agreement, except for (i) the liability of a party for its own expenses pursuant to SECTION 10.3; and (ii) any liability provided for in SECTION 8.2(b) through SECTION 8.2(g), inclusive.

                (b) If this Agreement is terminated pursuant to SECTION 8.1(d) (solely with respect to the conditions set forth in 1(c)(i) or 7.1(d) not being satisfied or waived), SECTION 8.1(e), SECTION 8.1(f), SECTION 8.1(g) (solely with respect to the conditions set forth in Sections 7.2(b), 7.2(c), 7.2(d), 7.2(e)(i), 7.2(f), 7.2(g) and 7.2(h) not being satisfied or waived) and SECTION 8.1(h) then, upon such termination, the Performance Deposit shall be returned to Buyer, the balance held in the Hot Idle Account shall be paid to Buyer, and Sellers shall pay to Buyer an amount equal to the amount paid to Sellers from the Hot Idle Account. In addition, Buyer shall be reimbursed by Sellers upon demand for all of its out-of-pocket expenses (subject to a $1,000,000 cap only in the case of a termination pursuant to Section 8.1(g) arising out of the condition set forth in Section 7.2(h) not being satisfied or waived) incurred in connection with this Agreement and the transactions contemplated hereby.

                (c) If this Agreement is terminated pursuant to (i) Section 8.1(a) or (ii) SECTION 8.1(d) or 8.1(G) as a result of the failure to satisfy the conditions set forth in SECTION 7.1(c)(ii) or 7.2(e)(ii), respectively,then, upon such termination, the Performance Deposit shall be returned to the Buyer, the balance held in the Hot Idle Account shall be paid to the Buyer, and the Sellers shall pay to the Buyer an amount equal to 50% of the amount paid to Sellers from the Hot Idle Account. In addition, Buyer shall be reimbursed by Sellers upon demand for 50% of its out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated thereby.

                (d) If this Agreement is terminated pursuant to SECTION 8.1(b), then Sellers shall retain all amounts paid to it from the Hot Idle Account and shall be paid the Performance Deposit and the balance held in the Hot Idle Account, together with any interest accrued thereon, in accordance with the terms of the Performance Escrow Agreement and the Hot Idle Escrow Agreement.

                (e) If this Agreement is terminated pursuant to SECTION 8.1(c) or 8.1(i), Sellers shall retain all amounts paid to it from the Hot Idle Account, be paid the Performance Deposit and the balance held in the Hot Idle Account, together with any interest accrued thereon.

                (f) If this Agreement is terminated pursuant to SECTION 8.1(h) because an Alternative Transaction was consummated, then, in addition to the amounts set forth in SECTION 8.2(b), Buyer shall be entitled to receive from LTV a payment in the amount equal to $4,000,000 (the "Break-Up Fee"). Such Break-Up Fee shall be paid on the date of consummation of the Alternative Transaction without the requirement of any notice or demand from Buyer. The Break-Up Fee shall be payable directly from and secured by the cash component consideration of the Alternative Transaction consummated by LTV. The obligations of LTV to pay the Break-Up Fee shall be entitled to administrative expense claim status under 11 U.S.C. SECTIONS 503(b)(1)(A) and 507(A)(1), which shall not be subordinate to any other administrative expense claim.

                (g) If this Agreement is terminated pursuant to SECTION 8.1(e) or 8.1(f) and subsequent thereto, an Alternative Transaction is consummated, then, in addition to the amounts set forth in SECTION 8.2(b), Buyer shall be entitled to receive from LTV a payment in the amount equal to $4,000,000 ($3,000,000 if the aggregate gross proceeds received (counting any indebtedness issued or assumed by the purchaser in such transaction at the face amount thereof) in the Alternative Transaction with respect to the Acquired Assets (other than the Additional Assets) is less than the Acquired Asset Purchase Price) (the "Break-Up Fee") Such Break-Up Fee shall be paid on the date of consummation of the Alternative Transaction without the requirement of any notice or demand from Buyer. The Break-Up Fee shall be payable directly from and secured by the cash component consideration of the Alternative Transaction consummated by LTV. The obligations of LTV to pay the Break-Up Fee shall be entitled to administrative expense claim status under 11 U.S.C. Section 503(b)(1)(A) and 507(A)(1), which shall not be subordinate to any other administrative expense claim.

                    ARTICLE 9. SURVIVAL AND INDEMNIFICATION.

                SECTION 9.1. SURVIVAL; REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement shall survive for a period of one (1) year after the Closing Date and shall not be extinguished by the Closing or any investigation made by or on behalf of any party hereto.

                SECTION 9.2. INDEMNIFICATION OF BUYER BY SELLERS. LTV Companies hereby agree to indemnify and hold harmless Buyer against any and all loss, liability and damage (including, without limitation, amounts paid in settlement, legal expenses, including attorneys' fees, and costs of investigation) (hereinafter referred to collectively as the "Losses") resulting or arising from claims asserted within the period specified in SECTION 9.1 insofar as such Losses arise out of or are based upon (a) the inaccuracy of any representation or warranty of LTV Companies contained herein (excluding in determining whether there has been any such inaccuracy any Knowledge qualification contained in
SECTION 4.1(1)), or (b) breach of any covenant or other agreement contained herein on the behalf of LTV Companies. Any claim for indemnification of Buyer by LTV Companies pursuant to this SECTION 9.2 shall be paid solely out of the Escrow Amount and Buyer shall not have any additional recourse against LTV Companies for such indemnification claims.

                SECTION 9.3. INDEMNIFICATION OF SELLERS BY BUYER. Buyer hereby agrees to indemnify and hold harmless LTV Companies against any and all loss, liability and damage (including, without limitation, amounts paid in settlement, legal expenses, including attorneys' fees, and costs of investigation) (hereinafter referred to collectively as the "Losses") resulting or arising from claims asserted within the period specified in SECTION 9.1 insofar as such Losses arise out of or are based upon (a) the inaccuracy of any representation or warranty of Buyer contained herein, or (b) breach of any covenant or other agreement contained herein on the behalf of Buyer.

                SECTION 9.4. NOTICE OF CLAIM OR ACTION. If any action, proceeding or claim shall be brought against one of the parties hereto, by any third party, which action, proceeding or claim, if determined adversely, would entitle a party hereto to indemnification under SECTIONS 9.2 or 9.3 of this Agreement, the party against whom such claim, action or proceeding is brought shall promptly notify the other party of such claim, action or proceeding in writing; provided. however, that failure to provide such notice shall only affect a party's right to indemnification hereunder to the extent that the rights of the indemnifying party were actually prejudiced by such failure to provide notice.

                SECTION 9.5. EXCLUSIVE REMEDY. The parties agree that except as set forth in this SECTION 9.5, following the Closing Date, Buyer's and LTV Companies' sole and exclusive remedy for any claim arising out of or in connection with this Agreement shall be the indemnification rights set forth in this ARTICLE IX. Notwithstanding the foregoing, in the event of a breach of the covenants set forth in SECTIONS 5.1(c), 5.1(d) or 5.1(e), Buyer shall have the right to seek a court order providing for specific performance of such provisions.

                           ARTICLE 10. MISCELLANEOUS.

                SECTION 10.1. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto, and any such attempted assignment without such prior written consent shall be void and of no force and effect. Buyer will have the right to assign this Agreement to one or more of its Affiliates provided that the obligation of such Affiliates under this Agreement are made subject to the Guaranty. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

                SECTION 10.2. GOVERNING LAW; JURISDICTION. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the Laws of the State of Ohio (without giving effect to the principles of conflicts of Laws thereof), except to the extent that the Laws of such State are superseded by the Bankruptcy Code. For so long as LTV is subject to the jurisdiction of the Bankruptcy Court, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with the Agreement, and consent to the exclusive jurisdiction of, the Bankruptcy Court. After LTV is no longer subject to the jurisdiction of the Bankruptcy Court, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, any state or federal court having competent jurisdiction over Cuyahoga County, Ohio.

                SECTION 10.3. EXPENSES. Except as otherwise provided herein, each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any legal and accounting fees, whether or not the transactions contemplated hereby are consummated. Buyer shall pay the cost of all surveys, title insurance policies and title reports ordered by Buyer.

                SECTION 10.4. BROKER'S AND FINDER'S FEES. Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement other than The Blackstone Group, L.P., whose fees and expenses shall, as between the parties hereto, be the responsibility of Sellers, and, insofar as each party knows, no other broker or other Person is entitled to any commission or finder's fee in connection with any of these transactions.

                SECTION 10.5. SEVERABILITY. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

                SECTION 10.6. NOTICES. (a) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of service, if served personally on the party to whom notice is to be given; (ii) on the day of transmission, if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

        If to LTV Companies:

                LTV Steel Company, Inc.
                6801 Brecksville Road
                Independence, Ohio  44131
                Attention:  General Counsel
                Facsimile:  (216) 642-4584

        copy to:

                Jones, Day, Reavis & Pogue
                North Point
                901 Lakeside Avenue
                Cleveland, Ohio  44114-1190
                Attention:  Lyle G. Ganske, Esq.
                Facsimile:  (216) 579-0212

        If to Buyer:

                WLR Acquisition Corp.
                C/O WL Ross & Co. LLC
                Manhattan Tower (19th Floor)
                101 East 52nd Street
                New York, New York 10022
                Attention:  Brad Bousquet
                            James McCarthy
                Facsimile:  (212) 317-4891

        Copy to:

                Stroock & Stroock & Lavan LLP
                180 Maiden Lane
                New York, New York  10038
                Attention:   Lewis Kruger
                             Bradley Kulman
                Facsimile:  (212) 806-6006

                (b) Any party may change its address for the purpose of this
SECTION 10.6 by giving the other party written notice of its new address in the manner set forth above.

                SECTION 10.7. AMENDMENTS; WAIVERS. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be or construed as a furthering or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

                SECTION 10.8. PUBLIC ANNOUNCEMENTS. Promptly after the execution and delivery of this Agreement, the parties shall make a joint press release in form and substance reasonably satisfactory to both of them regarding the transaction contemplated herein. Thereafter, no party shall make any press release or public announcement concerning the transactions contemplated by this Agreement without the prior written approval of the other parties, unless a press release or public announcement is required by Law or Order of the Bankruptcy Court. If any such announcement or other disclosure is required by Law or Order of the Bankruptcy Court, the disclosing party agrees to give the nondisclosing party or parties prior notice of, and an opportunity to comment on, the proposed disclosure. The parties acknowledge that Sellers shall file this Agreement with the Bankruptcy Court in connection with obtaining the Sale Order.

                SECTION 10.9. ENTIRE AGREEMENT. This Agreement, the Ancillary Agreements, the Confidentiality Agreement and the Antitrust CA contain the entire understanding between the parties hereto with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

                SECTION 10.10. PARTIES IN INTEREST.

                (a) The PBGC is an intended third party beneficiary of Buyer's covenants contained in SECTION 5.2(f) and SECTION 5.2(g).

                (b) Except as provided in SECTION 10.10(a), nothing in this Agreement is intended to or shall confer any rights or remedies under or by reason of this Agreement on any Persons other than LTV Companies and Buyer and their respective successors and permitted assigns. Nothing in this Agreement is intended to or shall relieve or discharge the obligations or liability of any third Persons to LTV Companies or Buyer. This Agreement is not intended to nor shall give any third Persons any right of subrogation or action over or against LTV Companies or Buyer.

                SECTION 10.11. HEADINGS. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                SECTION 10.12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                SECTION 10.13. JOINT AND SEVERAL OBLIGATIONS. The obligations of the LTV Companies hereunder shall be joint and several.

                            ARTICLE 11. DEFINITIONS.

                SECTION 11.1. CERTAIN TERMS DEFINED. as used in this Agreement, the following terms have the following meanings:

         "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person.

         "ANCILLARY AGREEMENTS" mean the Guaranty, the Hot Idle Escrow Agreement and the Performance Escrow Agreement.

         "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws and Orders, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

         "APP" means the Asset Protection Plan approved by the Bankruptcy Court on December 7, 2001.

         "BUSINESS DAY" means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in Cleveland, Ohio are authorized by Law or other governmental action to close.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "EMPLOYEE RECORDS" means all employment and benefit records (in whatever form maintained) in the possession of Buyer or its agents and pertaining to any Person formerly employed by Sellers, or any spouse, dependent or other beneficiary of any such Person.

         "ENVIRONMENTAL LAWS" means all applicable federal, state and local statutes, ordinances, rules, Orders, regulations and other provisions having the force of law, all judicial and administrative Orders and determinations, and all common law concerning pollution or protection of human health and the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGENT" means The Huntington National Bank, N.A.

         "EXCESS SUPPLIES" means those Supplies not reasonably required by Buyer to start up the Business and maintain customary operations and processing for a period of four months from the Closing Date.

         "GOVERNMENT" means any agency, division, subdivision, audit group, procuring office or governmental or regulatory authority in any event or any adjudicatory body thereof, of the United States, or any state thereof, including the employees or agents thereof.

         "GUARANTY" means the Guaranty, dated as of the date hereof, by the principal stockholder of Buyer in favor of LTV Companies.

         "HAZARDOUS MATERIALS" means any hazardous or toxic substance or waste or any contaminant or pollutant regulated or otherwise creating liability under Environmental Laws, including, but not limited to, "hazardous substances" as defined by the Comprehensive Environmental Response Compensation and Liability Act, as amended, "toxic substance" as defined by the Toxic Substance Control Act, as amended, "hazardous wastes" as defined by the Resource Conservation and Recovery Act, as amended, "hazardous materials" as defined by the Hazardous Materials Transportation Act, as amended, thermal discharges, radioactive substances, PCBs, natural gas, petroleum products or byproducts, and crude oil.

         "HOT IDLE ESCROW AGREEMENT" means the Hot Idle Escrow Agreement by and among Buyer, Sellers and the Escrow Agent, dated as of the date hereof.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "ICC TERMINATION ACT" means the ICC Termination Act of 1995, as amended.

         "IMPROVEMENTS" mean the buildings, improvements and structures now existing on the Real Property and/or demised under any lease of, or other Contract for the use of, Real Property.

         "INVENTORY" means all slabs, raw materials, iron ore chips, finished goods, work-in- process, spare parts and Excess Supplies located on the Real Property and elsewhere.

         "IRS" means the Internal Revenue Service.

         "KNOWLEDGE OF SELLER," "Seller's Knowledge" or any other similar term or knowledge qualification means the actual conscious knowledge of (a) the division managers, general manager and the plant manager and at Indiana Harbor with respect to Indiana Harbor, (b) the division managers, general manager and the plant manager at Cleveland Works with respect to Cleveland Works, in each case as of the date hereof, (c) the plant managers, general managers, division managers of Hennepin, Lorain Pellet Handling Terminal, Warren Coke Battery, Grand River Lime Facility and Independence Center with respect to their respective plants and facilities and (d) Thaddeus A. Zalenski, Kay Woods, Ezio Listati, William West, Keith Nagel, John Mang and Dan Hennesey.

         "LIEN" means any mortgage, pledge, security interest, encumbrance, lien (statutory or other) or conditional sale agreement, other than (a) a lessor's interest in, and any mortgage, pledge, security interest, encumbrance, lien (statutory or other) or conditional sale agreement on or affecting a lessor's interest in, property underlying any leases; (b) any imperfection of title with respect to any asset that does not materially interfere with the present occupancy, use or marketability of such asset and the continuation of the present occupancy or use of such asset; and (c) such covenants, conditions, restrictions, easements, encroachments or encumbrances that are not created pursuant to mortgages or other financing or security documents, or any other state of facts, that do not materially interfere with the present occupancy or use of an asset.

         "LTV BENEFIT PLAN" means any employee benefit plan (as defined in SECTION 3(3) of ERISA) maintained or contributed to by LTV.

         "MONTHLY REPORTS" mean the Monthly Report of the LTV Steel Company, Inc. Environmental Control Department for the months January through October, 2001, attached as composite Exhibit A.

         "PERMITTED LIENS" mean: (a) all Liens set forth on SCHEDULE 11.1; (b) Liens for Taxes, assessments and Government or other similar charges that are not yet delinquent, that relate to pre-petition periods or that are being contested in good faith; and (c) Liens that will attach to the proceeds of the sale under this Agreement pursuant to section 363 of the Bankruptcy Code or will not survive the Closing.

         "PERFORMANCE ESCROW AGREEMENT" means that Performance Escrow Agreement by and among Buyer, Sellers and Escrow Agent, dated as of the date hereof.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint- stock company, trust, unincorporated organization or Government.

         "RELATED PERSON" means, with respect to any Person, all past, present and future directors, officers, members, managers, stockholders, employees, controlling persons, agents, professionals, attorneys, accountants, investment bankers or representatives of any such Person.

         "SUPPLIES" means all supplies, items and materials (including spare parts) utilized to operate and maintain the Machinery and Equipment or to process raw materials and work in process.

         "TAXES" means all taxes, however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any Government, which taxes shall include all income taxes, payroll and employee withholding, unemployment insurance, social security (or similar), sales and use, excise, franchise, gross receipts, occupation, real and personal property, stamp, transfer, workmen's compensation, customs duties, registration, documentary, value added, alternative or add-on minimum, estimated, environmental (including taxes under section 59A of the Code) and other obligations of the same or a similar nature, whether arising before, on or after the Closing Date; and "Tax" shall mean any one of them.

         "TAX RETURN" means any report, return, information return, filing or other information, including any schedules, exhibits or attachments thereto, and any amendments to any of the foregoing required to be filed or maintained in connection with the calculation, determination, assessment or collection of any Taxes (including estimated Taxes).

         "TBT AGREEMENT" means any Executory Contract identified in SCHEDULE 4.1(h) as a TBT Agreement.

         "TITLE COMPANY" means any one or more of Chicago Title Insurance Company, Meridian Title Corporation, Commonwealth Land Title Company or other title insurance company reasonably acceptable to Buyer.

             SECTION 11.2. ALL TERMS CROSS-REFERENCED. Each of the following terms is defined in the Section set forth opposite such term:

TERM                                              SECTION
----                                              -------
Acquired Assets ................................  Section 1.1

Acquired Asset Purchase Price ..................  Section 2.1

Additional Assets ..............................  Section 1.6(b)

Adjustment Date ................................  Section 6.2

Affiliate ......................................  Section 11.1

Agreement ......................................  Preamble

Allocation .....................................  Section 6.4

Alternative Transaction ........................  Section 8.1(h)

Ancillary Agreements ...........................  Section 11.1

Antitrust CA ...................................  Section 5.3(b)

Antitrust Law ..................................  Section 11.1

APP ............................................  Background Information

Approval Termination Date ......................  Section 8.1(d)

Asset Sale and Auction Procedures ..............  Background Information

Assumed Liabilities ............................  Section 1.3

Bankruptcy Cases ...............................  Background Information

Bankruptcy Code ................................  Background Information

Bankruptcy Court ...............................  Background Information

Break-Up Fee ...................................  Section 8.2(e)(ii)

Business .......................................  Background Information

Business Day ...................................  Section 11.1

Buyer ..........................................  Preamble

Buyer's Response ...............................  Section 1.6(b)

Chicago Short Line .............................  Preamble

Claims .........................................  Section 1.2(g)

Cleveland Works ................................  Background Information

Cliffs .........................................  Section 5.2(e)

Cliffs Pellets .................................  Section 5.2(e)

Closing ........................................  Section 3.1

Closing Date ...................................  Section 3.1

Closing Date Inventory .........................  Section 3.2(b)

Code ...........................................  Section 11.1

Confidentiality Agreement ......................  Section 5.1(b)(b)

Contract .......................................  Section 4.1(c)

Cuyahoga .......................................  Preamble

DOJ ............................................  Section 5.3(b)

Employee Records ...............................  Section 11.1

Environmental Laws .............................  Section 11.1

ERISA ..........................................  Section 11.1

Escrow Agent ...................................  Section 11.1

Escrow Amount ..................................  Section 3.3(b)

Estimated Remediation Cost .....................  Section 2.3

Excluded Assets ................................  Section 1.2

Excluded Contract ..............................  Section 1.1(d)

Excluded Liabilities ...........................  Section 1.4

Execution Date .................................  Preamble

Executory Contracts ............................  Section 1.1(d)

Excess Supplies ................................  Section 11.1

FTC ............................................  Section 5.3(b)

Government .....................................  Section 11.1

Governmental Entity ............................  7.2(c)

Grand River Lime Facility ......................  Background Information

Guaranty .......................................  Section 11.1

Hazardous Materials ............................  Section 11.1

Hennepin .......................................  Background Information

Hot Idle Account ...............................  Section 5.5

Hot Idle Deposit ...............................  Section 5.5

Hot Idle Escrow Agreement ......................  Section 11.1

HSR Act ........................................  Section 11.1

ICC Termination Act ............................  Section 11.1

Improvements ...................................  Section 11.1

Independence Center ............................  Background Information

Indiana Harbor .................................  Background Information

Initial Inventory ..............................  Section 3.2(a)

Initial Negotiation Period .....................  Section 1.6(b)

Intellectual Property Rights ...................  Section 4.1(q)

Inventory ......................................  Section 11.1

IRS ............................................  Section 11.1

Knowledge of Sellers ...........................  Section 11.1

Law ............................................  Section 4.1(c)

Leased Machinery and Equipment .................  Section 1.1(c)

Lien ...........................................  Section 11.1

Lorain Pellet Handling Terminal ................  Background Information

Losses .........................................  Section 9.2

LSE ............................................  Background Information

LSE Interest ...................................  Section 4.1(j)(i)

LTV ............................................  Preamble

LTV Benefit Plan ...............................  Section 11.1

LTV Parties ....................................  Background Information

Machinery and Equipment ........................  Section 1.1(c)

Maintenance Budget .............................  Section 5.1(k)

Material Adverse Effect ........................  Section 4.1(c)

Monthly Reports ................................  Section 11.1

Motor Vehicles .................................  Section 1.1(h)

Negotiated Inventory ...........................  Section 1.6(b)

Order ..........................................  Section 4.1(c)

Owned Machinery and Equipment ..................  Section 1.1(b)

PBGC ...........................................  Section 5.2(f)

Performance Deposit ............................  Section 2.2

Performance Escrow Agreement ...................  Section 11.1

Permits ........................................  Section 1.1(j)

Permitted Liens ................................  Section 11.1

Person .........................................  Section 11.1

Petition Date ..................................  Background Information

Purchase Orders ................................  Section 1.2(f)

Purchase Price .................................  Section 2.1

Railroad Subsidiaries ..........................  Preamble

Railway Stock ..................................  Section 1.1(h)

Railway Subsidiaries ...........................  Section 1.1(h)

Real Property ..................................  Section 1.1(a)

Related Person .................................  Section 11.1

RTR ............................................  Preamble

Sale Order .....................................  Background Information

Sales Obligations ..............................  Section 1.2(e)

Securities Act .................................  Section 4.2(g)

Sellers. .......................................  Preamble

Sellers. .......................................  Preamble

Sellers Property ...............................  Section 1.6(a)

Sellers' Account ...............................  Section 3.3(a)

Sellers' Knowledge .............................  Section 11.1

Supplies .......................................  Section 11.1

Tax ............................................  Section 11.1

Tax Return .....................................  Section 11.1

Taxes ..........................................  Section 11.1

TBT Agreement ..................................  Section 11.1

Transaction Taxes ..............................  Section 6.1

WARN Act .......................................  Section 5.1(j)(a)(i)

Warranty Termination Date ......................  Section 8.1(b)

Warren Coke Battery ............................  Background Information


                     [Signatures are on the following page.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                        WLR ACQUISITION CORP.


                                        By: /s/ Wilbur L. Ross, Jr.
                                           ------------------------------------
                                        Name:
                                        Title:


                                        LTV STEEL COMPANY, INC.


                                        By: /s/ Glenn J. Moran
                                           ------------------------------------
                                        Name:  Glenn J. Moran
                                        Title: Chairman, President and
                                               Chief Executive Officer

                                        RIVER TERMINAL RAILWAY COMPANY


                                        By: /s/ Daniel P. Hennessy
                                           ------------------------------------
                                        Name:  Daniel P. Hennessy
                                        Title: President


                                        CHICAGO SHORT LINE RAILWAY COMPANY


                                        By: /s/ Daniel P. Hennessy
                                           ------------------------------------
                                        Name:  Daniel P. Hennessy
                                        Title: President


                                        THE CUYAHOGA VALLEY RAILWAY COMPANY


                                        By: /s/ Daniel P. Hennessy
                                           ------------------------------------
                                        Name:  Daniel P. Hennessy
                                        Title: President

                                        THE LTV CORPORATION


                                        By: /s/ Glenn J. Moran
                                           ------------------------------------
                                        Name:  Glenn J. Moran
                                        Title: CEO



                                        LTV ELECTRO-GALVANIZING, INC.


                                        By: Glenn J. Moran
                                           ------------------------------------
                                        Name:  Glenn J. Moran
                                        Title: CEO